                                                                   EXHIBIT 2.(a)


                       STOCK PURCHASE AND SALE AGREEMENT


                                 BY AND AMONG


                         CYPRUS AMAX MINERALS COMPANY,
                         CYPRUS FOOTE MINERAL COMPANY,
                        CYPRUS SPECIALTY METALS COMPANY

                                      AND

                         FOOTE ACQUISITION CORPORATION



                          DATED AS OF APRIL 25, 1998

                               TABLE OF CONTENTS

                                                                            Page

                                   ARTICLE I

                     CERTAIN DEFINITIONS AND OTHER MATTERS


  Section 1.1  Certain Definitions...........................................  1
  Section 1.2  Environmental Matters.........................................  6
  Section 1.3  Tax Matters...................................................  7

                                  ARTICLE II

                                THE TRANSACTION

  Section 2.1  Purchase and Sale.............................................  7
  Section 2.2  Working Capital and Book Value Adjustment to Purchase Price...  7

                                  ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

  Section 3.1  Buyer's Representations and Warranties.......................   9
        3.1.1  Due Organization.............................................   9
        3.1.2  Due Authorization............................................   9
        3.1.3  Enforceability...............................................   9
        3.1.4  No Conflict..................................................   9
        3.1.5  No Contract Conflict.........................................  10
        3.1.6  No Litigation Conflict.......................................  10
        3.1.7  Regulatory Approvals.........................................  10
        3.1.8  Buyer's Financial Capacity...................................  10
        3.1.9  Investment Intent............................................  10
        3.1.10 Legend.......................................................  10
        3.1.11 Access to Information........................................  11
        3.1.12 No Commissions...............................................  11
  Section 3.2  Representations and Warranties of Cyprus Amax and Specialty..  11
        3.2.1  Due Organization.............................................  11
        3.2.2  Due Authorization............................................  11
        3.2.3  Enforceability...............................................  12

        3.2.4  No Conflict..................................................  12
        3.2.5  No Contract Conflict.........................................  12
        3.2.6  Regulatory Approvals.........................................  12
        3.2.7  Title to Stock...............................................  13
        3.2.8  Capitalization...............................................  13
        3.2.9  Articles of Incorporation, Bylaws, Minute Books..............  13
        3.2.10 Financial Statements.........................................  14
        3.2.11 Property.....................................................  15
        3.2.12 Intellectual Property........................................  15
        3.2.13 Material Contracts...........................................  16
        3.2.14 Employee Relations...........................................  17
        3.2.15 Litigation...................................................  18
        3.2.16 Absence of Changes or Events.................................  19
        3.2.17 Compliance with Laws.........................................  20
        3.2.18 Licenses, Permits, Approvals.................................  21
        3.2.19 Insurance....................................................  21
        3.2.20 Employee Benefit Plans.......................................  21
        3.2.21 Bank Relationships...........................................  24
        3.2.22 Reserve Information..........................................  24
        3.2.23 No Commissions...............................................  25
        3.2.24 Transactions with Related Parties............................  25
        3.2.25 Disclaimer of Certain Warranties.............................  25

                                  ARTICLE IV

                           COVENANTS AND AGREEMENTS

  Section 4.1  Covenants and Agreements of Buyer............................  25
        4.1.1  Confidentiality..............................................  26
        4.1.2  No Solicitation by Buyer.....................................  26
  Section 4.2  Covenants and Agreements of Cyprus Amax and Specialty........  26
        4.2.1  Access to Information........................................  27
        4.2.2  Ordinary Course of Business..................................  27
        4.2.3  Exclusivity..................................................  27
        4.2.4  Intercompany Accounts; Cash Accounts.........................  28
        4.2.5  Noncompetition...............................................  28
        4.2.6  No Solicitation by Cyprus Amax...............................  29
        4.2.7  Confidentiality..............................................  29
  Section 4.3  Joint Covenants and Agreements...............................  29
        4.3.1  No Acts or Omissions.........................................  30
        4.3.2  Consents of Others...........................................  30

        4.3.3  Conditions for the Closing...................................  30
        4.3.4  Publicity....................................................  30
        4.3.5  Name Change..................................................  30
        4.3.6  Benefits Matters.............................................  30
        4.3.7  Notice of Breach; Cure of Breach.............................  32

                                   ARTICLE V

                            ENVIRONMENTAL PROVISIONS

  Section 5.1  Definitions..................................................  33
  Section 5.2  Cyprus Amax's and Specialty's Representations................  35
        5.2.1  Compliance with Governmental Environmental Requirements......  35
        5.2.2  Authorizations...............................................  35
        5.2.3  Proceedings..................................................  36
        5.2.4  Relevant Information.........................................  36
        5.2.5  Limitations..................................................  36
  Section 5.3  Further Acknowledgements and Agreements......................  36
        5.3.1  Compliance with Governmental Environmental Requirements......  36
        5.3.2  Waiver of Rights and Agreement Not to Sue....................  37
        5.3.3  Survival of Environmental Representations, Warranties and
               Agreements...................................................  37
        5.3.4  ShieldAlloy Matter...........................................  38
  Section 5.4  Indemnification; Administration and Defense; Uranium Dust
               and Asbestos Litigation......................................  38
        5.4.1  Indemnification by Cyprus Amax...............................  38
        5.4.2  Indemnification by Buyer.....................................  38
        5.4.3  Notice.......................................................  39
        5.4.4  Management, Control and Administration.......................  39
        5.4.5  Investigation................................................  39
  Section 5.5  Insurance and Third Party Claims.............................  39

                                   ARTICLE VI

                      CONDITIONS PRECEDENT TO THE CLOSING

  Section 6.1  Conditions Precedent to Buyer's Obligations..................  41
        6.1.1  Accuracy of Warranties and Performance of Covenants..........  41
        6.1.2  Approvals, Absence of Litigation.............................  42
        6.1.3  No Injunction................................................  42

        6.1.4  Opinions of Counsel..........................................  42
        6.1.5  Central Bank.................................................  42
        6.1.6  Buyer's Receipt of the Closing Documents.....................  42
  Section 6.2  Conditions Precedent to Cyprus Amax's, Specialty's and the
               Company's Obligations........................................  42
        6.2.1  Accuracy of Warranties and Performance of Covenant...........  42
        6.2.2  Approvals, Absence of Litigation.............................  43
        6.2.3  Legal Opinions...............................................  43
        6.2.4  Cyprus Amax's Receipt of the Closing Documents...............  43

                                  ARTICLE VII

                                  THE CLOSING

  Section 7.1  The Closing Date.............................................  43
  Section 7.2  Deliveries at the Closing....................................  43
        7.2.1  Buyer's Execution and Delivery of Documents and Payment......  44
        7.2.2  Cyprus Amax's Execution and Delivery of Documents and
               Certificates.................................................  44
  Section 7.3  Simultaneous Closing.........................................  45

                                 ARTICLE VIII

                   POST-CLOSING AGREEMENTS AND OTHER MATTERS

  Section 8.1  Post-Closing Agreements......................................  45
  Section 8.2  Inspection of Records........................................  46
  Section 8.3  Mutual Assistance............................................  46
  Section 8.4  Further Assurances...........................................  46
  Section 8.5  Transfer of Non-Lithium Assets...............................  46

                                  ARTICLE IX

                                INDEMNIFICATION

  Section 9.1  Survival for Representations, Warranties, Covenants,
               Agreements and Indemnifications..............................  46
  Section 9.2  Indemnification by Cyprus Amax and Specialty of
               Non-Lithium Matters and Certain Other Losses.................  47
  Section 9.3  Indemnification by Buyer and the Company.....................  47
  Section 9.4  Procedure for Third Party Claims.............................  48

  Section 9.5   Procedure for Direct Claims.................................  48
  Section 9.6   General Provisions Relating to Remedies
                and Indemnification.........................................  49
  Section 9.7   Exclusive Nature............................................  50

                                   ARTICLE X

                                  TERMINATION

  Section 10.1  Termination.................................................  51
        10.1.1  Mutual Consent..............................................  51
        10.1.2  Litigation..................................................  51
        10.1.3  Conditions to Buyer's Obligations not Met...................  51
        10.1.4  Conditions to Cyprus Amax's, Specialty's and the
                Company's Obligations not Met...............................  51
  Section 10.2  Effect of Termination.......................................  51

                                  ARTICLE XI

                                 MISCELLANEOUS

  Section 11.1  Company Name................................................  52
  Section 11.2  Entire Agreement............................................  52
  Section 11.3  Amendments..................................................  52
  Section 11.4  Severability................................................  52
  Section 11.5  Counterparts................................................  53
  Section 11.6  No Waiver...................................................  53
  Section 11.7  Assignment..................................................  53
  Section 11.8  Fees, Costs and Expenses....................................  53
  Section 11.9  Third Party Beneficiaries...................................  53
  Section 11.10 Construction................................................  53
  Section 11.11 Table of Contents and Headings..............................  54
  Section 11.12 Notices.....................................................  54
  Section 11.13 Governing Law; Jurisdiction.................................  55

                       STOCK PURCHASE AND SALE AGREEMENT


     THIS STOCK PURCHASE AND SALE AGREEMENT is made as of the 25th day of April, 1998, by and among Cyprus AMAX Minerals Company, a Delaware corporation ("Cyprus Amax"), Cyprus Foote Mineral Company, a Pennsylvania corporation ("Company" or "Foote"), Cyprus Specialty Metals Company, a Delaware corporation ("Specialty") and Foote Acquisition Corporation, a Delaware corporation ("Buyer") (Cyprus Amax, Company, Specialty and Buyer are sometimes individually referred to herein as a "party" and sometimes collectively as "parties").

                                   WITNESSETH

     WHEREAS, Specialty owns 100 shares of the common stock, par value $1.00 per share, of the Company (the "Company Shares") which represent 100% of the issued and outstanding shares of the capital stock of the Company;

     WHEREAS, Cyprus Amax is the parent company of Specialty;

     WHEREAS, Buyer desires to purchase from Specialty and Specialty desires to sell to Buyer, all of the Company Shares upon the terms and conditions set forth in this Agreement;

     WHEREAS, Cyprus Amax and Specialty desire to make certain representations, warranties, covenants and agreements as an inducement to Buyer; and

     WHEREAS, Buyer desires to make certain representations, warranties, covenants and agreements and the Company desires to make certain covenants and agreements, in each case, as an inducement to Cyprus Amax and Specialty.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:


                                   ARTICLE I

                     CERTAIN DEFINITIONS AND OTHER MATTERS

SECTION 1.1  CERTAIN DEFINITIONS
             -------------------

             In this Agreement, the following terms shall have the following meanings:

             "Accountant" means Deloitte & Touche LLP, or such other United States of America accounting firm as Buyer and Cyprus Amax may mutually agree, utilizing

United States of America generally accepted accounting principles, except as otherwise provided herein. In no event shall a firm serve as Accountant if, at the time of its selection, it has a material relationship with any party.

          "Affiliate" means any corporation, partnership, trust or other entity which, directly or indirectly, controls, is controlled by, or is under common control with a specified Person.

          "Agreement" means this Agreement, the Annexes, Schedules, Exhibits and other attachments hereto, and all amendments and supplements to any of the foregoing, made in accordance with Section 11.3.

          "Annual Financial Statements" shall have the meaning set forth in
Section 3.2.10.

          "Book Value" shall mean the assets less the liabilities of the Company as of the Closing, computed in a manner consistent with the 1997 Balance Sheet and the principles on Annex B (which principles shall take precedence over any other principles employed in the 1997 Balance Sheet).

          "Book Value Computation" shall have the meaning set forth in Section 2.2.1.

          "Buyer" shall have the meaning set forth in the preamble.

          "Buyer's Bring Down Certificate" shall have the meaning set forth in
Section 6.2.1.

          "Chilean Partnership" means Sociedad Chilena de Litio Limitada, a limited liability partnership organized under the laws of Chile and, unless the context otherwise requires, shall also include Minera Cyprus Amax Chile Limitada.

          "Chilean Restructuring" shall mean a transaction or series of transactions pursuant to which the non-lithium liabilities and non-lithium assets relating to the copper, gold and other non-lithium businesses of the Chilean Partnership shall be transferred out of the Chilean Partnership and any other entities directly or indirectly owned by Foote and Foote shall directly or indirectly become the owner of 100% of the equity interests of the Chilean Partnership, all on terms reasonably satisfactory to Buyer.

          "Closing" shall have the meaning set forth in Section 7.1.

          "Closing Balance Sheet" shall have the meaning set forth in Section 2.2.1.

          "Closing Date" shall have the meaning set forth in Section 7.1.

          "Code" means the Internal Revenue Code of 1986, as amended, and the regulations and interpretations thereunder.

          "Company" shall have the meaning set forth in the preamble, and except as otherwise specifically provided herein, or unless the context otherwise requires, shall be deemed to include the Chilean Partnership (whether or not the Chilean Partnership is so named).

          "Company Plan" shall have the meaning set forth in Section 3.2.20.

          "Company Shares" shall have the meaning set forth in the preamble.

          "Cyprus Amax" shall have the meaning set forth in the preamble.

          "Cyprus Amax's Bring Down Certificate" shall have the meaning set forth in Section 6.1.1.

          "Cyprus Amax Plan" shall have the meaning set forth in Section 3.2.20.

          "Data Room" means the rooms in Charlotte, North Carolina and Englewood, Colorado containing certain documents and materials listed on the Data Room Indices relating to the Company and its predecessors (including properties formerly owned by the Company and its predecessors), to which Buyer has been provided access.

          "DOJ Consent Order" shall mean the order entered March 16, 1976 by the Eastern District of Pennsylvania entitled United States v. Foote Mineral Co. and Metallgesellschaft AG.

          "Encumbrance" means any lien, security interest, option, right of first refusal, mortgage or encumbrance, other than a Permitted Encumbrance.

          "Equitable Relief" shall have the meaning set forth in Section 9.4.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended and all regulations and rules issued thereunder.

          "Estimates" shall have the meaning set forth in Section 3.2.22.

          "Financial Statements" shall have the meaning set forth in Section 3.2.10.

          "Foote" shall have the meaning set forth in the preamble.

          "Foote Plan" shall have the meaning set forth in Section 4.3.6.

          "Governmental Authority" means the government of the United States of America, any state of the United States, any territory or possession of the United States, the District of Columbia or any non-United States federal, state, provincial, municipal, local or other government of competent jurisdiction, in each case including any department, commission, board, bureau, agency, instrumentality or administrative body thereof of competent jurisdiction.

          "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

          "HSR Termination Date" shall have the meaning set forth in Section 6.2.2.

          "Interim Financial Statements" shall have the meaning set forth in
Section 3.2.10.

          "Knowledge", "known", "belief", "believe" or variances thereof (whether or not capitalized) mean, when applied to the Company (at or before Closing) or Cyprus Amax, the actual knowledge of those Persons listed on Annex A-1 and, when applied to the Company (after Closing) or Buyer, the actual knowledge of those persons listed on Annex A-2.

          "Law" means any of the following of, or issued by, any Governmental Authority, in effect and as interpreted on or prior to the date hereof, including any amendment, modification, or supplement of any of the following from time to time but subsequent to the original enactment, adoption, issuance, announcement, promulgation, or granting thereof: any statute, law, act, ordinance, code, rule, or regulation or any writ, injunction, award, decree, judgment, or order.

          "Losses" shall have the meaning set forth in Section 9.2.

          "March 1998 Balance Sheet" shall have the meaning set forth in Section 3.2.10.

          "Material Adverse Effect" means an event, condition or circumstance that is materially adverse to the business, results of operations, assets, or condition (financial or otherwise) of the Company, taken as a whole.

          "Material Contracts" shall have the meaning set forth in Section
3.2.13.

          "Material Restricted Contracts" shall have the meaning set forth in
Section 3.2.13.

          "Partnership Agreement" shall have the meaning set forth in Section 3.2.9.

          "PBGC" shall mean the Pension Benefit Guaranty Corporation.

          "Pension Plan" shall have the meaning set forth in Section 3.2.20.

          "Permitted Encumbrances" means (a) such of the following as to which no enforcement, collection, execution, levy or foreclosure proceeding shall have been commenced or, if commenced, is being contested in good faith or for which adequate reserves have been set aside on the books and records of the Company:
(i) liens for taxes, assessments and governmental charges not yet due and payable; (ii) encumbrances such as materialmen's, mechanics', carriers', workmen's and repairmen's liens and other similar liens for labor or services arising in the ordinary course of business; (iii) pledges or deposits to secure obligations under workers' compensation laws or similar legislation or to secure public or statutory obligations; (b) survey exceptions, easement agreements and other encumbrances on or exceptions to title to real property that (i) do not result from the incurrence of any indebtedness and (ii) do not have a Material Adverse Effect on the value or the use of such property for its present purposes; (c) zoning restrictions and other limitations imposed by any authority having jurisdiction over real property, and (d) reservations in federal patents.

          "Person" means any individual, partnership, firm, corporation, association, trust, unincorporated organization or other entity.

          "Plans" shall have the meaning set forth in Section 3.2.20.

          "Prohibited Activities" shall have the meaning set forth in Section 4.2.5.

          "Purchase Price" shall have the meaning set forth in Section 2.1.

          "Real Property" shall have the meaning set forth in Section 3.2.11.

          "Related Agreements" means any agreement or instrument delivered pursuant to this Agreement or the Chilean Restructuring, including, without limitation, the Tax Sharing and Indemnification Agreement, the Release Agreement and the Transition and Administrative Services Agreement.

          "Related Party" shall have the meaning set forth in Section 3.2.24.

          "Representatives" shall have the meaning set forth in Section 9.7.2.

          "Salaried Plan" shall have the meaning set forth in Section 4.3.6.

          "Savings Plan" shall have the meaning set forth in Section 4.3.6.

          "Specialty" shall have the meaning set forth in the preamble.

          "Securities Act" shall have the meaning set forth in Section 3.1.10.

          "Stated Price" shall have the meaning set forth in Section 2.1.

          "Subsidiary" means any corporation, association, joint venture, partnership or other business entity with respect to which a specified Person (or a Subsidiary thereof) owns a majority of the common stock (or equity interests) or has the power to vote or direct the voting of sufficient securities to elect a majority of the directors (or the equivalent).

          "Third Party Rights" shall have the meaning set forth in Section
9.6.7.

          "Working Capital Excess" shall have the meaning set forth in Section 2.2.3.

          "Working Capital Deficiency" shall have the meaning set forth in
Section 2.2.3.

          "Working Capital Value" shall mean the sum of certain current assets less the sum of certain current liabilities of the Company as of the Closing, computed in a manner consistent with the 1997 Balance Sheet and the principles contained on Annex B (which principles shall take precedence over any other principles employed in the 1997 Balance Sheet).

          "Working Capital Value Computation" shall have the meaning set forth in Section 2.2.1.

          "1997 Balance Sheet" shall have the meaning set forth in Section
3.2.10.

SECTION 1.2  ENVIRONMENTAL MATTERS
             ---------------------

          The parties' sole representations, warranties, covenants and agreements (including, without limitation, indemnities) with respect to environmental matters and materials, interpreted in its reasonably broadest sense (including, without limitation, environmental conditions associated with the Company's properties, environmental liabilities and obligations, compliance with environmental laws and other similar requirements) and any other subject matters contained in Article V (collectively, "Environmental Matters") shall be as set forth in Article V (including the sections cross-referenced therein). No other representation, warranty, covenant or agreement (including, without limitation, indemnities) by Cyprus Amax, Specialty, the Company, Buyer or Affiliates shall be deemed to apply to such matters.

SECTION 1.3  TAX MATTERS
             -----------

          The parties' sole representations, warranties, covenants and agreements (including, without limitation, indemnities) with respect to tax matters (interpreted in its reasonably broadest sense) and any other subject matters contained in the Tax Sharing and Indemnification Agreement (attached hereto as Exhibit C) shall be as set forth therein. No other representation, warranty, covenant or agreement (including, without limitation, indemnities) by Cyprus Amax, Specialty, the Company, Buyer or Affiliates in this Agreement shall be deemed to apply to such matters.


                                   ARTICLE II

                                THE TRANSACTION

SECTION 2.1  PURCHASE AND SALE
             -----------------

          Subject to the terms and conditions of this Agreement, Specialty hereby agrees to, and Cyprus Amax hereby agrees to cause Specialty, to sell, transfer, assign convey and deliver to Buyer on the Closing Date all of the Company Shares, free and clear of Encumbrances, and Buyer hereby agrees to purchase all of the Company Shares from Specialty and to pay Specialty $305 million (the "Stated Price") by wire transfer in immediately available funds on the Closing Date, subject to adjustment as herein provided (the "Purchase Price"). All currency amounts herein refer to United States of America Dollars.

SECTION 2.2  WORKING CAPITAL AND BOOK VALUE ADJUSTMENT TO PURCHASE PRICE
             -----------------------------------------------------------

          2.2.1 Within sixty (60) days following the Closing, Cyprus Amax shall prepare and deliver to Buyer, a consolidated balance sheet of the Company as of the Closing Date (the "Closing Balance Sheet") prepared in a manner consistent with the 1997 Balance Sheet (but subject to the principles set forth on Annex
B), together with a computation of the Working Capital Value as of the Closing Date (the "Working Capital Value Computation") and Book Value as of the Closing Date (the "Book Value Computation"). The Closing Balance Sheet shall be accompanied by the Report of Price Waterhouse LLP (at the cost of Cyprus Amax), stating that the accounting principles reflected in the Closing Balance Sheet conform, in all material respects, to the requirements of this Section. Buyer and the Company shall provide Cyprus

Amax's representatives reasonable access to the books and records of the Company and shall cause the Company's employees to provide reasonable assistance to Cyprus Amax, both in connection with the preparation of the Closing Balance Sheet, as well as any dispute with respect thereto. Cyprus Amax shall cause Price Waterhouse LLP to coordinate with Buyer's accountants, if requested by Buyer, in connection therewith.

          2.2.2 Buyer shall have the right within forty-five (45) days following the delivery of the Closing Balance Sheet to object in writing to the Working Capital Value Computation or the Book Value Computation based thereon, specifying in reasonable detail the basis for such objection(s). Buyer shall be deemed to have agreed with all items and amounts contained in the Closing Balance Sheet, Working Capital Value Computation and Book Value Computation, except as specifically objected to in such notice. If Buyer does so object, Cyprus Amax and Buyer shall cooperate with each other to attempt to reach a mutual agreement thereon, or, failing such agreement within twenty (20) days, the determination shall be made by the Accountant, the cost of which shall be shared equally by Cyprus Amax and Buyer. Cyprus Amax and Buyer shall deliver to the Accountant copies of any schedules or documentation which may be reasonably required by the Accountant to make its determination. Cyprus Amax and Buyer shall be entitled to make presentations to the Accountant in connection therewith. Cyprus Amax and Buyer shall use all reasonable efforts to cause the Accountant to promptly complete such determination. The determination of the Accountant shall be final and binding on the parties.

          2.2.3 (a) In the event that the actual Working Capital Value as so determined is greater or less than $35,801,000 then:

                 (i) if greater (such amount being the "Working Capital Excess"), Buyer shall pay to Specialty the amount of such excess, and

                 (ii) if less (such amount being the "Working Capital
                      Deficiency"), Cyprus Amax shall cause Specialty to pay to Buyer the amount of such deficiency.

                 (b) In the event that the Book Value as so determined is less than: (i) $136,582,000 less (ii) the amount of any Working Capital Deficiency, or plus (iii) the amount of any Working Capital Excess, then Specialty shall pay to Buyer and Cyprus Amax shall cause Specialty to pay to Buyer the amount of such deficiency. Buyer may offset any amount payable by Specialty under (b) against any amount payable by Buyer under (a)(i).

          (c) Such payments shall be made by check or wire transfer within forty-five (45) days after delivery by Cyprus Amax to Buyer of the Closing Balance Sheet, or five (5) business days after the resolution of any objection pursuant to Section 2.2.2, whichever is later, with such payment accompanied by interest at seven percent (7%) per annum from the Closing Date.


                                  ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

SECTION 3.1  BUYER'S REPRESENTATIONS AND WARRANTIES
             --------------------------------------

          Buyer hereby represents and warrants to Cyprus Amax and Specialty, on the date hereof, and as of the Closing Date, as set forth below, subject as set forth below to the information, qualifications and exceptions set forth in the Schedules attached hereto.

          3.1.1  Due Organization.  Buyer is a corporation duly incorporated,
                 ----------------
validly existing and in good standing, under the laws of Delaware.

          3.1.2  Due Authorization.  Buyer has the full corporate power and
                 -----------------
authority to enter into and perform this Agreement and the Related Agreements to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement by Buyer, the consummation of the transactions contemplated hereby, and the performance by Buyer of all of its obligations under this Agreement, the Related Agreements to which it is a party and the transactions contemplated hereby and thereby have been duly authorized and approved by Buyer. This Agreement has been duly executed and delivered by duly authorized officers of Buyer.

          3.1.3  Enforceability.  This Agreement constitutes the legal, valid
                 --------------
and binding obligation of Buyer enforceable against Buyer in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, reorganization, moratorium, or other similar laws affecting creditors' rights generally or by principles governing the availability of equitable remedies.

          3.1.4  No Conflict.  Neither the execution and delivery of this
                 -----------
Agreement by Buyer, nor the consummation by Buyer of the transactions contemplated hereby, will conflict with or result in a breach of its organizational documents, as amended, or By-Laws, as amended, or assuming compliance with the HSR Act and the notice filings and order referred to in
Section 3.1.7, Laws applicable to it.

          3.1.5  No Contract Conflict.  Neither the execution and delivery of
                 --------------------
this Agreement by Buyer, nor the consummation by Buyer of the transactions contemplated hereby will conflict with, or result in a breach or give rise to a default or violation on its part under any obligation, lease, license, agreement, contract, plan, or other arrangement, which default or defaults (in the aggregate) would interfere with its ability to consummate this Agreement or the transactions contemplated hereby.

          3.1.6  No Litigation Conflict.  There is no action, suit or proceeding
                 ----------------------
pending or, to Buyer's knowledge, threatened against or affecting Buyer, at law or in equity, or before any Governmental Authority, which would interfere with Buyer's ability to consummate this Agreement or the transactions contemplated hereby.

          3.1.7  Regulatory Approvals.  Except as required by the HSR Act,
                 --------------------
routine notice filings with the German Federal Cartel Office and the possible need to vacate the DOJ Consent Order, no governmental notice, filing, authorization, approval, order or consent is required to be given, filed or obtained by Buyer in connection with the execution, delivery and performance by Buyer of this Agreement or the transactions contemplated hereby.

          3.1.8  Buyer's Financial Capacity.  No bankruptcy proceedings are
                 --------------------------
pending or contemplated by or, to Buyer's knowledge, threatened against Buyer. Buyer is not insolvent and the execution of this Agreement, and the consummation of the transactions contemplated hereunder, will not render Buyer insolvent. As of the Closing Date, Buyer will be financially capable of consummating the transactions contemplated by this Agreement. Buyer will have adequate funds to pay the Purchase Price at Closing.

          3.1.9  Investment Intent.  Buyer is acquiring the Company Shares for
                 -----------------
its own account for investment purposes only and not with a view to, or for sale or resale in connection with, any public distribution thereof or with any present intention of selling, distributing, or otherwise disposing of the Company Shares. Buyer is capable of evaluating the merits and risks of its investment, has the capacity to protect its own interests, and has the financial ability to bear the economic risks of the investment.

          3.1.10 Legend.  Buyer understands that the Company Shares are
                 ------
characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from Specialty in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act of 1933, as amended (the "Securities Act"), only in certain circumstances. It is understood that the certificates evidencing the Company Shares shall bear the following legend:

          "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. THESE SECURITIES MAY NOT BE SOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT OF 1933, AS AMENDED AND APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR AN EXEMPTION THEREFROM."

          3.1.11  Access to Information.  Buyer has had an unlimited opportunity
                  ---------------------
to discuss the Company's business, condition, management and financial affairs with its management, and the opportunity to review in detail the Company's properties, operations, liabilities, obligations, books, accounts, records, contracts and documents. Notwithstanding the content of any such discussions, Buyer acknowledges and confirms Section 3.2.25 hereof.

          3.1.12  No Commissions.  Except for SBC Warburg Dillon Read, whose
                  --------------
fees and indemnification obligations are the obligation of Buyer, Buyer has not retained any broker or investment banker entitled to any commission or compensation in connection with this Agreement or the transactions contemplated by this Agreement.

SECTION 3.2  REPRESENTATIONS AND WARRANTIES OF CYPRUS AMAX AND SPECIALTY
             -----------------------------------------------------------

          Cyprus Amax and Specialty, jointly and severally, hereby represent and warrant to Buyer as set forth below, subject to the information, qualifications and exceptions set forth in the Schedules attached hereto. Disclosure of any items not otherwise required to be disclosed shall not create any inference of materiality. In the event of any inconsistency between the headings contained on or within a Schedule and the applicable representation or warranty, the representation or warranty shall control.

          3.2.1  Due Organization.  Cyprus Amax, Specialty and the Company are
                 ----------------
corporations duly incorporated, validly existing and in good standing, under the laws of the States of Delaware, Delaware and Pennsylvania, respectively. The Company is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the property owned, leased or operated by it requires such qualification or license, except where the failure to be so qualified could not reasonably be expected to have a Material Adverse Effect. The Chilean Partnership is duly established and validly existing under the laws of Chile. Each of the Company and the Chilean Partnership has all requisite corporate and/or other power and authority to own, lease and operate its property and to carry on its business as now being conducted.

          3.2.2  Due Authorization.  Each of Cyprus Amax, Specialty and the
                 -----------------
Company has the full corporate power and authority to enter into and perform this Agreement and the Related Agreements and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement by

Cyprus Amax, Specialty and the Company, and the performance by Cyprus Amax, Specialty and the Company of all of their respective obligations under this Agreement, the Related Agreements and in connection with the transactions contemplated hereby and thereby has been duly authorized and approved by all required corporate action of Cyprus Amax, Specialty and the Company. This Agreement has been duly executed and delivered by duly authorized officers of Cyprus Amax, Specialty and the Company.

          3.2.3  Enforceability.  This Agreement and the Related Agreements
                 --------------
constitute the legal, valid and binding obligation of Cyprus Amax, Specialty and (as to all matters arising on or before Closing, the Company), enforceable against them in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, reorganization, moratorium, or other similar laws affecting creditors' rights generally or by principles governing the availability of equitable remedies.

          3.2.4  No Conflict.  Neither the execution and delivery of this
                 -----------
Agreement or any Related Agreement by Cyprus Amax, Specialty and the Company, nor the performance by Cyprus Amax, Specialty and the Company of its respective obligations hereunder or thereunder, will conflict with or result in a breach of any of the terms, conditions or provisions of Cyprus Amax's, Specialty's or the Company's Certificate of Incorporation or Articles of Incorporation, as the case may be, as amended, By-Laws, as amended, the governing documents of the Chilean Partnership, or, assuming compliance with the HSR Act and the DOJ Consent Order, any Law applicable to it or the Chilean Partnership.

          3.2.5  No Contract Conflict.  Neither the execution and delivery of
                 --------------------
this Agreement or the Related Agreement by Cyprus Amax, Specialty and the Company, nor the performance by Cyprus Amax, Specialty and the Company of its respective obligations hereunder and thereunder, will conflict with, result in a breach of, or constitute a default, on Cyprus Amax's, Specialty's, the Company's or the Chilean Partnership's part, under any obligation, lease, contract, plan, or other agreement or arrangement to which each is a party, which could reasonably be expected to have a Material Adverse Effect or would materially interfere with Cyprus Amax's, Specialty's or the Company's ability to consummate this Agreement and the Related Agreements or the transactions contemplated hereby and thereby.

          3.2.6  Regulatory Approvals.  Except as required by the HSR Act, and
                 --------------------
the possible need to vacate the DOJ Consent Order, no governmental notice, filing, authorization, approval, order or consent is required to be given, filed or obtained by Cyprus Amax, Specialty, the Company or the Chilean Partnership from any Governmental Authority in connection with the execution, delivery and performance by Cyprus Amax, Specialty or the Company of this Agreement, the Related

Agreements or the transactions contemplated hereby or thereby, other than possible consents of governmental authorities in connection with the Chilean Restructuring.

          3.2.7  Title to Stock.  Specialty is the lawful record and beneficial
                 --------------
owner of, and has good and marketable title to the Company Shares, free and clear of any Encumbrance and has the right, power, authority and capacity to sell and transfer the Company Shares to Buyer in the manner provided herein, free and clear of any Encumbrance. The Company Shares are not subject to any voting trust or voting agreement, nor is any proxy in effect with respect to any of the Company Shares. Upon Closing, the Company, directly and/or through its ownership of 100% of the equity of other entities, will be the lawful record and beneficial owner of, and will have good and marketable title to all of the equity interest in the Chilean Partnership, free and clear of any Encumbrance resulting from the actions of Specialty, Cyprus Amax or its Affiliates. Such interest is not subject to any voting trust or voting agreement, nor is any proxy in effect with respect thereto. Except with respect to the Chilean Partnership and Minera Cyprus Amax Chile Limitada, and as contemplated by the Chilean Restructuring the Company has no equity interest in any corporation, partnership, limited liability company or other similar entity.

          3.2.8  Capitalization.  The authorized capital stock of the Company
                 --------------
consists of 100 shares of common stock, par value $1.00 per share, of which 100 shares have been issued and are outstanding. All of the issued and outstanding shares of common stock have been duly authorized and validly issued, and are fully paid and nonassessable, and are not subject to any preemptive rights. No outstanding subscriptions, contracts to purchase capital stock or other securities, conversion privileges, options, warrants or agreements of any kind, with respect to the purchase, sale, issuance or voting of the capital stock of the Company or the Chilean Partnership (other than among Foote and Persons which, upon Closing will be direct or indirect wholly owned Subsidiaries of Foote). The Company Shares represent all of the issued and outstanding shares of capital stock of the Company of any class.

          3.2.9  Articles of Incorporation, Bylaws, Minute Books.  The Articles
                 -----------------------------------------------
of Incorporation and By-Laws of the Company, as amended, and the organizational documents of the Chilean Partnership which have been made available to Buyer for its inspection are complete and correct, have not been amended further and are in full force and effect. Neither the Company nor the Chilean Partnership is in violation of any of the provisions of its respective Articles of Incorporation or By-Laws or other governing documents. The minute books of the Company, all of which have heretofore been made available to Buyer, contain, in all material respects, complete and accurate records of all formal actions of the shareholders and board of directors of the Company and all formal actions of committees, if any, of the board of directors within the prior five (5) years. The Chilean Restructuring will be consummated in accordance with the provisions of applicable Law without causing any liability, including for taxes, of the Company or the Chilean Partnership, other than any liability to be discharged by Cyprus Amax pursuant to the Tax Sharing and Indemnification Agreement. The Chilean Partnership has been duly organized and is in good standing under the laws of Chile. The Company's partnership interest in the Chilean Partnership is held free and clear of all Encumbrances of any kind except as set forth in the Limited Partnership Agreement, dated August 13, 1980, as amended (the "Partnership Agreement"), and related agreements, true and complete copies of which have heretofore been made available to the Buyer.

          3.2.10  Financial Statements.
                  --------------------

          (a) Attached as Schedule 3.2.10(a) are true copies of the following:

                (i) Balance sheets of the Company, and the related statements of operations and cash flows of the Company as of and for the years ended December 31, 1995, 1996 and 1997 (collectively, the "Annual Financial Statements", and the balance sheet at December 31, 1997 being the "1997 Balance Sheet"); and

                (ii) Balance sheets of the Company and the related statements of operations and cash flows of the Company as of and for the three months ended March 31, 1998 (collectively, the "Interim Financial Statements" and with the Annual Financial Statements, the "Financial Statements". The balance sheet at March 31, 1998 is referred to as the "March 1998 Balance Sheet").

Except as reflected in the notes thereto, the Financial Statements present the financial position of the Company at their respective dates and the results of operations and cash flows for the periods covered thereby, in conformity, in all material respects, with the books and records of the Company and in a manner consistent, in all material respects, with the financial statements previously prepared by the Company. Consistent with Section 1.2, nothing contained herein shall be deemed to be a representation as to the adequacy of accruals or reserves with respect to Environmental Matters. Other than with respect to those matters listed on Schedule 3.2.10, to the Knowledge of Cyprus Amax, the Financial Statements conform, in all material respects, with United States generally accepted accounting principles.

          (b) Schedule 3.2.10(b) hereto lists the intercompany balances between the Company (including the Chilean Partnership) and Cyprus Amax, Specialty, or any of their Affiliates as of March 31, 1998.

          (c) Attached hereto as Schedule 3.2.10(c), are certain financial statements of the Chilean Partnership which have been audited at the request of Cyprus Amax. No representation is made as to such financial statements.

                (d) Since April 1, 1998, the Company has been operated in the ordinary course of business and from such date to the date of this Agreement, to the Knowledge of Cyprus Amax, there has been no Material Adverse Effect.

                (e) To the Knowledge of Cyprus Amax, the Company is not subject to any liability or obligation, including contingent liabilities, which, pursuant to FASB No. 5 would be required to be accrued for on or disclosed in the footnotes to a balance sheet prepared in accordance with U.S. generally accepted accounting principles, other than those (i) reflected in the Financial Statements, (ii) disclosed in the Schedules hereto, (iii) arising in the ordinary course of business consistent with past practice, or (iv) which are not reasonably expected to result in a Material Adverse Effect. This representation shall not be deemed to apply with respect to Environmental Matters.

          3.2.11  Property.
                  --------

                (a) Schedule 3.2.11 lists and briefly describes all real property interests owned or leased by the Company (including the Chilean Partnership) (the "Real Property"). Each of the Company and the Chilean Partnership owns or has sufficient property rights in, or has valid leasehold interests with respect to, all Real Property necessary to enable it to use the Real Property in its business as it is now being used.

                (b) Each of the Company and the Chilean Partnership owns or has sufficient rights to its personal property and, except as set forth on Schedule 3.2.12, its intellectual property, as is necessary to permit the use and enjoyment of such properties, substantially in the manner such properties are now used by the Company (including the Chilean Partnership), free and clear of any and all Encumbrances, except for any such Encumbrances that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                (c) Except as set forth on Schedule 3.2.11, Cyprus Amax does not have any Knowledge of any material actual, proposed or threatened condemnation, requisition, taking, or termination of the Company's or the Chilean Partnership's rights in, any Real Property, whether owned in fee simple, leased, or possessed pursuant to patented or unpatented mining claims, by any public authority, Governmental Authority, or any third Person.

          3.2.12  Intellectual Property.  Schedule 3.2.12(a) lists and describes
                  ---------------------
all patents, trademarks, service marks, trade names, copyrights and applications therefor owned by or registered in the name of the Company or the Chilean Partnership. Except as set forth on Schedule 3.2.12(b), to Cyprus Amax's Knowledge, the Company is not infringing, in any material respect, on any valid patent right, trademark, service mark, trade name or copyright of others, nor to Cyprus Amax's

Knowledge, are any such material valid rights owned by the Company being infringed upon by any other party in any material respect.

          3.2.13  Material Contracts.  Schedule 3.2.13 lists and describes all
                  ------------------
contracts and agreements to which the Company (including the Chilean Partnership) is a party or bound (the "Material Contracts"):

          (a) for the purchase or sale of real or personal property at a price in excess of $1 million per annum other than with respect to the sale of inventory or the purchase of materials in the ordinary course of business;

          (b) for the lease or sublease of real or personal property by the Company, either as lessee, sublessee, lessor or sublessor, at an annual amount in excess of $1 million;

          (c) for the purchase or sale of services, other than utility contracts, at an annual amount in excess of $1 million and with an unexpired mandatory term as of the Closing Date in excess of one (1) year;

          (d) for the employment of any Person, as an officer, employee or consultant, with an annual cash salary in excess of $100,000;

          (e)  for the borrowing of money in excess of $100,000;

          (f) for the payment or receipt of license fees, commissions or royalties to or from any Person in excess of $500,000 annually;

          (g) restricting in any material manner the Company's right to compete with any other Person;

          (h)  any material partnership or joint venture agreement;

          (i) any other contract which provides for the receipt or expenditure by the Company of more than $1 million individually during any 12-month period, other than contracts entered into in the ordinary course of business;

          (j) collective bargaining agreements or any agreements that contain any severance pay liabilities or obligations (other than general corporate policies or practices);

          (k) bonus, deferred compensation, pension, profit-sharing, stock option or purchase plans, retirement retainer, welfare or incentive plans, or other material employee benefit plans or arrangements other than as provided on
Schedule 3.2.20;

          (l) notes, bonds, indentures or guarantees that involve a potential liability of either the Company or the Chilean Partnership of more than $1 million; or

          (m) agreements, contracts or commitments relating to capital expenditures and involving future payments that, together with future payments under all other agreements, contracts or commitments relating to the same capital project, exceed $1 million.

          Except as otherwise set forth in Schedule 3.2.13, to Cyprus Amax's Knowledge, the Material Contracts are in full force and effect, are valid, binding and enforceable against the parties thereto, except to the extent that the enforcement of rights and remedies in respect thereof may be subject to bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditor's rights generally, and none are terminable as a result of the transactions contemplated by this Agreement or the Related Agreements. No default by the Company or, to Cyprus Amax's Knowledge, by the other contracting parties has occurred thereunder which could reasonably be expected to have a Material Adverse Effect. To Cyprus Amax's Knowledge, no event, occurrence or condition exists which, with the lapse of time, or the giving of notice or both, would become a default by the Company or by the other contracting parties thereunder which could reasonably be expected to have a Material Adverse Effect.

          No Material Contract is terminable or subject, by its terms, to material modification as a result of the transactions contemplated by this Agreement or the Related Agreements except as specified in the next succeeding sentence. The Material Contracts set forth on Schedule 3.2.13 to which a consent or approval to the transactions provided for in this Agreement is required are designated with an asterisk and are referred to herein as "Material Restricted Contracts".

          3.2.14  Employee Relations.
                  ------------------

          (a) Except as disclosed on Schedule 3.2.14, to Cyprus Amax's Knowledge, the Company has applied its employee policies, rules and regulations in a manner generally consistent with any legal obligations it may have excepting any breach which could not reasonably be expected to have a Material Adverse Effect.

          (b) Except as set forth on Schedule 3.2.14, neither the Company nor the Chilean Partnership is a party to any collective bargaining agreements with a labor union and no such agreements are currently being negotiated by the Company or the Chilean Partnership. The Company has no present duty to recognize or bargain with any labor organization under the National Labor Relations Act or any comparable state statute applicable to it.

          (c) No labor strike or material organized work stoppage against the Company or the Chilean Partnership is pending or, to Cyprus Amax's Knowledge, threatened. Except as set forth on Schedule 3.2.14, the Company and the Chilean Partnership have not engaged in and are not, to Cyprus Amax's Knowledge, threatened with any material action, suit, proceeding, claim or charge with respect to any (i) labor dispute, grievance, or litigation relating to labor matters involving any of its employees for purposes of bargaining or otherwise negotiating with the Company, (ii) charges of unfair labor practices or (iii) employment discrimination (whether on the basis of sex, age, race, national origin, handicap or veteran status) or (iv) wrongful discharge or termination of employment, which in any of the foregoing cases, individually or in the aggregate could reasonably be expected to result in a Material Adverse Effect. To Cyprus Amax's Knowledge, no efforts are currently being made and no petition is being circulated or filed to organize any employees of the Company or the Chilean Partnership for purposes of bargaining or otherwise negotiating with the Company or the Chilean Partnership to designate or certify any labor organization or other Person or entity as bargaining agent or to hold any election relating to the foregoing.

          (d) The Company (i) is in compliance with all laws, rules and regulations of Governmental Authorities respecting employment, employment practices, terms and conditions of employment, wages and hours, except for those instances which, in the aggregate, could not reasonably be expected to result in a Material Adverse Effect; (ii) has withheld all material amounts required by Law from the wages, salaries and other payments to employees; (iii) is not liable for any material arrears of wages or any material penalty for failure to comply with any of the foregoing; and (iv) except in the ordinary course of business, is not liable for any material payment to any trust or other fund or to any Governmental Authority, with respect to unemployment compensation benefits, social security or other legally mandated benefits for employees;

provided, however, that the foregoing representation is not intended to cover
--------  -------
matters addressed in Section 3.2.20.

          (e) Except as disclosed on Schedule 3.2.14, to Cyprus Amax's Knowledge, there are no pending investigations of the Company by the Equal Employment Opportunity Commission, any state civil rights commission, or any other Governmental Authority responsible for investigation of worker complaints for discrimination, which could reasonably be expected to have a Material Adverse Effect. Further, to Cyprus Amax's Knowledge, there are no pending investigations of the Company by the U.S. Department of Labor, any state department of labor, the Mine Safety and Health Administration or the Occupational Safety and Health Administration, which could reasonably be expected to have a Material Adverse Effect.

          3.2.15  Litigation.  Except as set forth in Schedule 3.2.15, (i) there
                  ----------
are no actions, suits or proceedings of which Cyprus Amax has notice, or to the

Knowledge of Cyprus Amax, any Governmental investigations pending or any actions, suits or proceedings threatened, against the Company or the Chilean Partnership which could reasonably be expected to result in a Material Adverse Effect, or which seek to delay or question the validity of this Agreement or the Related Agreements or of any action taken or to be taken by the Company, Specialty or Cyprus Amax pursuant hereto or thereto or in connection herewith or therewith or the transactions contemplated hereby or thereby, and (ii) there are no outstanding judicial or administrative orders or decrees to which the Company or the Chilean Partnership is subject, which could reasonably be expected to result in a Material Adverse Effect, other than those applicable generally to the industry in which the Company operates.

          3.2.16  Absence of Changes or Events.  Except as set forth in Schedule
                  ----------------------------
3.2.16, in connection with the Chilean Restructuring, or contemplated by Section 4.2.4, since January 1, 1998, the Company has conducted its business in the ordinary course and has not:

          (a) declared, set aside, or paid any dividend or distribution to its stockholders, other than cash payments;

          (b) incurred or committed with a third party to incur (i) any single capital expenditures outside the ordinary course of business in an amount in excess of $1 million or (ii) aggregate capital expenditures in an amount in excess of $5 million outside the ordinary course of business and in any event, materially in excess of plan;

          (c) made any change in the Company's authorized or actual capitalization;

          (d) sold or transferred, assigned or granted material rights under any material assets or properties except in the ordinary course of business;

          (e) suffered any damage, destruction or casualty loss which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect;

          (f) increased the compensation, including salary, bonuses, special compensation, severance or termination pay, payable to any employee or increased any benefit plan obligations, other than in the ordinary course of business consistent with past practice;

          (g) acquired any asset, or incurred, assumed or guaranteed any indebtedness, liability or obligation, or subjected or permitted to be subjected any material amount of assets to any Encumbrance of any kind, except in transactions in the ordinary course of business consistent with past practice;

          (h) forgave, compromised, canceled, released, waived or permitted to lapse any material rights or claims, except in the ordinary course of business consistent with past practice;

          (i) entered into or terminated any material agreements, commitment or transaction, or made any changes in material leases or agreements, other than renewals or extensions thereof, and leases, agreements, transactions and commitments (including changes thereto) entered into in the ordinary course of business and consistent with past practices;

          (j)  wrote up the book value of any material amount of assets;

          (k) redeemed, purchased or otherwise acquired, or issued, sold, granted or otherwise disposed of, directly or indirectly, any of its capital stock or securities or any rights to acquire such capital stock or securities, or agreed to changes of the terms and conditions of any such rights outstanding as of the date of this Agreement;

          (l) entered into any collective bargaining agreement with any Person or group or employment agreements, other than in the ordinary course of business consistent with past practice; or

          (m)  agreed or committed to do any of the foregoing.

          3.2.17  Compliance with Laws.  To Cyprus Amax's Knowledge, except as
                  --------------------
provided on Schedule 3.2.17 hereto, the Company (including the Chilean Partnership) is in compliance with all Laws, and is not in default or violation of any, Laws, of all Governmental Authorities applicable to its business, operations and assets, the failure to comply with which could reasonably be expected to have a Material Adverse Effect. To Cyprus Amax's Knowledge, neither Cyprus Amax, the Company, nor the Chilean Partnership either on its own behalf or on behalf of any of its respective officers, agents, consultants, or employees, has, with respect to the business of the Company (including the Chilean Partnership) (i) made or agreed to make any contributions, payments or gifts of their funds or property to any Governmental official, employee, or agent where the payment of such contribution, payment or gift was illegal under any applicable Law; (ii) established or maintained any unrecorded fund or asset for any such purpose, or made any intentional false or artificial entry on any of its books or records in connection with any such activity; or (iii) made or agreed to make any contribution, or reimbursed any political gift or contribution made by any other Person, to candidates for public office, whether federal, state, local, or foreign, where such contribution was a violation of applicable Law by either Cyprus Amax or any of its Affiliates.

          3.2.18  Licenses, Permits, Approvals.  The Company  (including the
                  ----------------------------
Chilean Partnership) possesses all licenses, permits, grants and governmental approvals and authorizations which are required in order to operate its businesses as currently operated, other than those which, the failure to possess could not reasonably be expected to have a Material Adverse Effect. To Cyprus Amax's Knowledge, each of the Company and the Chilean Partnership has duly filed all reports and returns required to be filed by it with any Governmental Authority and obtained all Governmental permits and licenses and other Governmental consents (including the Chilean Nuclear Energy Commission) which are required in connection with the businesses and operations of each of the Company and the Chilean Partnership, the failure of which could reasonably be expected to have a Material Adverse Effect. To the Knowledge of Cyprus Amax, all of such permits, licenses and consents are in full force and effect, and to the Knowledge of Cyprus Amax, no proceedings for the suspension or cancellation of any of them are pending or threatened, which could reasonably be expected to have a Material Adverse Effect.

          3.2.19  Insurance.  To Cyprus Amax's Knowledge, Schedule 3.2.19 lists
                  ---------
all policies of fire, liability, or other material forms of third party insurance issued solely in the name of the Company or the Chilean Partnership and, to the Knowledge of Cyprus Amax, no premiums are past due. To Cyprus Amax's Knowledge, Schedule 3.2.19 also lists all bonds, including reclamation bonds, currently in force with respect to the Company or its operations issued solely in the name of the Company.

          3.2.20  Employee Benefit Plans.
                  ----------------------

          (a) Schedule 3.2.20 lists all deferred compensation, pension, profit sharing and retirement plans, and all life or other welfare or employee benefit insurance, incentive compensation, stock option, severance or termination pay, hospitalization or other medical plan, arrangement or agreement, bonus and other employee benefit, welfare or fringe benefit plans, arrangements or practices, written or otherwise, or any other "employee benefit plan," as defined in
Section 3(3) of ERISA, whether formal or informal, in effect as of the Closing with respect to which contributions, premiums or other payments are made or required by the Company with respect to any current or former employees (the "Plans"). Schedule 3.2.20 identifies each Plan to be in effect at the Closing as either (i) a Plan maintained by the Company ("Company Plan") or (ii) a Plan maintained by Cyprus Amax, but under which the Company is a participating employer ("Cyprus Amax Plan"). None of the Plans are, and the Company has never contributed or had an obligation to contribute to a "multiemployer plan," as defined in Section 3(37) of ERISA (a "Multiemployer Plan") or a "multiple employer plan," as defined in ERISA or the Code. Except as provided in Section 4.3.6, neither Cyprus Amax nor the Company has any agreement or commitment to create any additional Plan or modify or change any Plan. Subject to any applicable collective bargaining agreement, each of the Company Plans (including, without limitation, any Company Plan providing retiree medical benefits) can be amended, modified or terminated by Cyprus Amax or the Company within a period of thirty (30) days without payment of any additional compensation or amount, or the additional vesting or acceleration of any such benefits, except to the extent that such vesting is required under the Code upon the complete or partial termination of any Company Plan intended to be "qualified" within the meaning of
Section 401(a) of the Code. To the Knowledge of Cyprus Amax, no statement of any kind, written or oral, has been made by Cyprus Amax, the Company, or any of their officers, directors, employees, or agents, with respect to any Company Plan that was inconsistent with the ability of Cyprus Amax or the Company to so amend, modify or terminate such Company Plan. True and complete copies of the Plans have been made available to Buyer.

          (b) With respect to the Plans, the Company is in compliance, in all material respects, with the Plan terms, and, where applicable, the Code, ERISA and any other applicable Laws, and has performed and complied in all material respects with all of its obligations under and with respect to the Plans and any applicable collective bargaining agreement. Each Plan has, at all times, in form, operation and administration, complied in all material respects with its terms, and where applicable, the Code, ERISA, and any other applicable Laws.

          (c) Each Company Plan, which is intended to be "qualified" within the meaning of Section 401(a) of the Code, has received a favorable determination letter from the Internal Revenue Service and, to the Knowledge of Cyprus Amax and the Company, no event has occurred and no condition exists which could reasonably be expected to result in the revocation of any such determination. Except as provided on Schedule 3.2.20 hereto and except as provided in Section 4.3.6, since the date of the Company Plans and documents related thereto made available to Buyer, there has not been any change in the terms or operations of the Company Plan which could reasonably be expected to affect or alter the tax status or materially affect the cost of maintaining any Company Plan, and none of the Company Plans has been or will be amended prior to the Closing Date, without Buyer's consent.

          (d) All contributions which are due from the Company under any Plan have been paid to each such Plan or accrued in accordance with the past practice of Cyprus Amax and the Company. All premiums or other payments that are due before the Closing Date have been paid with respect to each Plan that is an employee welfare benefit plan (as defined in Section 3(1) of ERISA).

          (e) Neither the Company, Cyprus Amax, or any of its subsidiaries nor, to the Knowledge of Cyprus Amax or the Company, any other "disqualified Person" or "party in interest" as defined in Section 4975(e)(2) of the Code and Section 3(14) of ERISA, respectively, have engaged in any transaction in connection with any Company Plan that could reasonably be expected to result in the imposition of a material penalty pursuant to Section 502(i) of ERISA, damages pursuant to Section 409 of ERISA, or a tax pursuant to Section 4975(a) of the Code or any other material penalty, damage, tax or other sanction or liability under the Code, ERISA, or any other applicable Laws.

          (f) Except as set forth on Schedule 3.2.20, no action, suit, proceeding or investigation with respect to the administration or investment of assets of any Company Plan (other than routine claims for benefits) is pending or, to Cyprus Amax's Knowledge, threatened that could reasonably be expected to have a Material Adverse Effect and no filing, application or other matter is pending with the Internal Revenue Service, the Pension Benefit Guaranty Corporation (the "PBGC"), the United States Department of Labor or any other governmental body.

          (g) Each Company Plan that is a "group health plan" (as defined in Section 607(l) of ERISA and Section 5000(b)1 of the Code), has complied in all material respects with the requirements of Part 6 of Subtitle B of Title I of ERISA and of Section 4980B of the Code, except where non-compliance could not reasonably be expected to have a Material Adverse Effect. The calculation of the projected liability of the Company for post-retirement benefits other than pensions that was provided to Buyer was made in accordance with Financial Accounting Statement 106 of the Financial Accounting Standards Board, and, as of March 31, 1998, the total "accumulated postretirement benefit obligation" for such benefits for current employees does not exceed $1.7 million.

          (h) With respect to each Plan subject to Section 412 of the Code, there has occurred no failure to meet the minimum funding standards of Section 412 of the Code (whether or not waived in accordance with Section 412(d) of the Code) or failure to make by its due date a required installment under Section 412(m) of the Code. With respect to each Plan which is an "employee pension benefit plan," as defined in Section 3(2) of ERISA (a "Pension Plan"): (i) all required premium payments to the PBGC have been paid when due, (ii) no reportable event, as described in Section 4043 of ERISA (for which reporting has not been waived), has occurred with respect to any Pension Plan, (iii) no excise taxes are payable under the Code, (iv) no amendment with respect to which security is required under Section 307 of ERISA or Section 401(a)(29) of the Code has been made or is reasonably expected to be made, and (iv) there has been no event which could subject the Company to liability under Section 4064 or 4069 of ERISA.

          (i) The Company has not incurred any liability or taken any action and, to the Knowledge of Cyprus Amax, no action or event has occurred, that could cause the Company to incur any liability (i) under Section 412 of the Code or Title IV of ERISA with respect to any "single-employer plan" (as defined in Section 4001(a)(15) of ERISA, (ii) on account of a partial or complete withdrawal (as defined in Sections 4203 and 4205 of ERISA, respectively) with respect to any

Multiemployer Plan, or (iii) on account of unpaid contributions to any Multiemployer Plan.

          (j) Except as provided in Section 4.3.6 or on the Schedules hereto, neither the execution and delivery of this Agreement nor the consummation of any or all of the contemplated transactions will: (i) entitle any current or former employee of the Company to severance pay, unemployment compensation or any similar payment from the Company, (ii) accelerate the time of payment or vesting or increase the amount of any compensation due to any such employee or former employee from the Company, or (iii) directly or indirectly result in any payment made or to be made to or on behalf of any Person to constitute a "parachute payment" within the meaning of Section 280G of the Code.

          (k) Notwithstanding anything contained herein to the contrary, the representations and warranties contained in this Section 3.2.20((a)-(j)), are made only as to the Company, excluding the Chilean Partnership. To the Knowledge of Cyprus Amax, all employee benefit plans of the Chilean Partnership comply in all material respects with applicable Laws, except where noncompliance could not reasonably be expected to have a Material Adverse Effect.

          3.2.21  Bank Relationships.  Schedule 3.2.21 sets forth:  (i) the
                  ------------------
names of all banks that are depositories of funds of the Company and/or the Chilean Partnership; (ii) the names of all Persons authorized to draw or sign checks or drafts upon such accounts; (iii) the names and locations of any institutions in which the Company and/or the Chilean Partnership has safe deposit boxes; (iv) the names of the Persons having access to such safe deposit boxes; and (v) the names of all officers of the Company and/or the Chilean Partnership who, according to the records of banks or other lending institutions, are authorized and empowered to make any borrowings on behalf of the Company and/or the Chilean Partnership.

          3.2.22  Reserve Information.
                  -------------------

          (a) Certain estimates of the proven and probable Lithium reserves of the Company (including the Chilean Partnership) are attached hereto as Schedule
3.2.22 (the "Estimates"). To Cyprus Amax's Knowledge, the Estimates were prepared, in all material respects: (i) by Persons qualified to make such estimates, and (ii) using reasonable geologic, hydrologic and engineering methods, practices and assumptions. Since the date of the Estimates, to Cyprus Amax's Knowledge, nothing has come to Cyprus Amax's attention which would cause it to believe that the Estimates were overstated, in any material respect, and to Cyprus Amax's Knowledge there has been no material change in the reserves set forth in the Estimates other than changes arising from mining, acquisitions and dispositions since the date thereof in the ordinary course of business.

          (b) The lithium concession at the Salar de Atacama in favor of the Chilean Partnership (which concession to the Knowledge of Cyprus Amax, is in full force and effect in accordance with its terms) provides that, absent dissolution or bankruptcy, it will be in full force and effect until the production and sale by the Chilean Partnership of lithium or lithium products containing 200,000 metric tons of metallic lithium equivalent free of any annual volume restrictions beginning in July 2001, of which concession less than 25,000 metric tons of metallic lithium will be utilized prior to the Closing Date.
This Agreement, the Related Agreements and the transactions contemplated hereby and thereby do not constitute a dissolution or bankruptcy of the Chilean Partnership.

          3.2.23  No Commissions.  Except for Merrill Lynch & Co., whose fees
                  --------------
(and indemnification obligations) are solely the obligation of Cyprus Amax, neither Cyprus Amax, Specialty nor the Company (including the Chilean Partnership) has retained any broker or investment banker entitled to any commission or compensation in connection with this Agreement or the transactions contemplated by this Agreement.

          3.2.24  Transactions with Related Parties.  Except as set forth on
                  ---------------------------------
Schedule 3.2.24, general and administrative support and the matters contemplated by the Transition and Administrative Services Agreement (a) there have been no material transactions by the Company with Cyprus Amax, any Affiliate, or any officer or director of Cyprus Amax or any Affiliate (a "Related Party") since January 1, 1997, and (b) there are no material agreements or understandings now in effect between the Company, on the one hand, and any Related Party, on the other hand. After the Closing Date there will be no obligations or other liabilities between the Company, on the one hand, and any Related Party, on the other hand, other than pursuant to this Agreement and the Related Agreements.

          3.2.25  Disclaimer of Certain Warranties.  EXCEPT AS SPECIFICALLY
                  --------------------------------
PROVIDED IN THIS AGREEMENT OR THE TAX SHARING AND INDEMNIFICATION AGREEMENT, NEITHER CYPRUS AMAX NOR SPECIALTY MAKE ANY REPRESENTATIONS OR WARRANTIES OF ANY NATURE, EXPRESS OR IMPLIED INCLUDING ANY RELATED TO MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.


                                   ARTICLE IV

                            COVENANTS AND AGREEMENTS

SECTION 4.1  COVENANTS AND AGREEMENTS OF BUYER
             ---------------------------------

          Buyer further covenants and agrees that:

          4.1.1  Confidentiality.  In addition to, and not in limitation of, any
                 ---------------
other confidentiality agreements previously entered into by Affiliates of Buyer (with which Buyer agrees to comply) Buyer shall not disclose to any third party (other than to the directors, officers, and employees of Buyer and its Affiliates having need to know such information in connection with the transactions contemplated hereby, or to their attorneys, accountants, representatives and lenders), or use for any purpose other than as contemplated by this Agreement, any confidential information regarding the Company. The preceding sentence shall not apply to information which (i) was or becomes generally available to the public other than as a result of a disclosure by Buyer or any of said parties, (ii) was available to Buyer or its Affiliates prior to its disclosure by Cyprus Amax, the Company or their representatives or becomes available to Buyer or its Affiliates from a Person other than Cyprus Amax, the Company or their representatives who is not, to the knowledge of Buyer, bound by a confidentiality agreement with Cyprus Amax or its Affiliates
(iii) is compelled to be disclosed pursuant to any requirement of Law, court order, subpoena or similar legal authority provided that Buyer shall give Cyprus Amax prompt notice thereof and mark all information so disclosed as confidential business information of the Company. Buyer shall advise Cyprus Amax of any such requirement to disclose any such confidential information, so that Cyprus Amax may seek appropriate legal relief. In the event that the contemplated transactions under this Agreement are not consummated for any reason, Buyer will promptly, upon the request of Cyprus Amax or the Company, deliver to Cyprus Amax a certification that all such confidential information furnished to Buyer or their representatives by Cyprus Amax, the Company or their representatives has been destroyed, or returned to Cyprus Amax. This provision and all other confidentiality obligations of Buyer and its Affiliates pertaining to information with respect to the Company, shall be of no further force or effect after the Closing.

          4.1.2  No Solicitation by Buyer.  In addition to, and not in
                 ------------------------
limitation of any other agreements pertaining to the Company's, Specialty's or Cyprus Amax's employees previously entered into by Buyer, commencing on the date of this Agreement and ending on the termination or consummation of this Agreement, Buyer on behalf of itself and its Affiliates, agrees not to hire or attempt to hire any employees of Cyprus Amax, Specialty or the Company to the extent prohibited by the Confidentiality Agreement dated December 20, 1997, other than (i) those persons responding to advertisements of general solicitation, and (ii) those persons who have been terminated by Cyprus Amax, Specialty or the Company. Nothing contained herein shall prevent Buyer from conducting interviews of employees of the Company (including the Chilean Partnership) prior to Closing with the consent of Cyprus Amax not to be unreasonably withheld.

SECTION 4.2  COVENANTS AND AGREEMENTS OF CYPRUS AMAX AND SPECIALTY
             -----------------------------------------------------

          Cyprus Amax and Specialty further covenant and agree that until the
Closing:

          4.2.1  Access to Information.  Cyprus Amax shall cause the Company to
                 ---------------------
afford Buyer and its employees and representatives access, during normal business hours and upon reasonable notice, to all of the books, records, agreements and properties of the Company, and shall furnish to Buyer and its employees and representatives such information regarding the Company as Buyer may reasonably request; provided, however, that any such investigation shall be
                        --------  -------
conducted in such a manner as not to interfere unreasonably with the operation of the business of the Company or of Cyprus Amax.

          4.2.2  Ordinary Course of Business.  Except as otherwise contemplated
                 ---------------------------
by this Agreement or as set forth on Schedule 4.2.2 (including the Chilean Restructuring, and subject to such changes in the manner of implementing such restructuring described on Schedule 4.2.2 which are not adverse to Buyer), Cyprus Amax shall not permit the Company to enter into any material transaction outside of its ordinary course of business without the express written consent of Buyer, including, without limitation, (i) the sale, issuance or transfer of any capital stock or other equity interest or any action in connection therewith, (ii) the borrowing from third parties of money, (iii) the merger or consolidation with any entity, or (iv) the transfer of assets other than in the ordinary course of business consistent with past practice. Notwithstanding anything contained herein to the contrary, prior to Closing, the Company may transfer the Naturita and Newmire properties to an Affiliate of Cyprus Amax. Cyprus Amax shall cause the Company to use all reasonable efforts consistent with past practices to preserve and maintain substantially intact its business, operations, assets and present relationships with its customers, suppliers and employees. Except to the extent required by any applicable Laws, as contemplated by this Agreement or in the ordinary course of business consistent with past practice, Cyprus Amax shall not permit the Company to increase the rate of compensation or other remuneration of any employee, enter into any agreement or commitment to create any additional Plan, contract, agreement or arrangement concerning any current or former employee, or otherwise amend, modify or terminate any existing Plan.

          4.2.3  Exclusivity.  Prior to the Closing or termination of this
                 -----------
Agreement in accordance with Article X, Cyprus Amax shall not enter into and shall cause the Company and Cyprus Amax's other Affiliates not to solicit, encourage, enter into or continue negotiations or substantive discussions with, or provide confidential information to, parties other than Buyer with respect to the sale or transfer of the Company, the Chilean Partnership, the Company Shares or any other form of business combination transaction involving the Company, the Company Shares or the Company's or the Chilean Partnership's assets.

          4.2.4  Intercompany Accounts; Cash Accounts.
                 ------------------------------------

          (a) All intercompany accounts, including any intercompany promissory notes, providing for the payment of any amounts between the Company (including the Chilean Partnership) on the one hand, and Cyprus Amax and its Affiliates (other than the Company and the Chilean Partnership) on the other hand, shall be settled via dividend to the extent of retained earnings and then a return of capital if the amount is a receivable on the Company books, or as an increase of paid-in capital if the amount is a payable on the Company books as of the Closing Date, with no cash or other payments being made. Nothing in this
Section 4.2.4(a) shall limit the provisions of Section 2.2 hereof.

          (b) Except as otherwise contemplated by this Agreement, all agreements between the Company (including the Chilean Partnership) on one hand, and Cyprus Amax and its Affiliates (other than the Company or the Chilean Partnership) on the other hand, each of which are set forth on Schedule 4.2.4(b), shall be terminated and of no further force and effect, as of the Closing Date.

          (c) At or before the Closing, all cash and cash equivalents of the Company (including the Chilean Partnership) will be transferred to Cyprus Amax or its Affiliates for no consideration. Nothing in this Section 4.2.4(c) shall limit the provisions of Section 2.2 hereof.

          4.2.5  Noncompetition.
                 --------------

          (a) As additional consideration for the payments to be made by Buyer hereunder, Cyprus Amax agrees for five (5) years from the Closing Date, not to directly or indirectly, including through Affiliates, engage or have any material ownership interest (except as provided below) in a business that engages in, or otherwise, directly or indirectly, manages, operates or controls a business engaged in the activities of (i) the extracting of lithium from spodumene ore, brine or other natural conditions or (ii) the processing, sale, marketing or exploitation of products (including downstream products derived therefrom) where the primary component which is the subject of such activities is lithium (collectively, the "Prohibited Activities"). Nothing contained in this Section shall limit the activities of Cyprus Amax or its Affiliates with respect to (i) any business acquired after the date hereof if the Prohibited Activities did not generate greater than 25% of the revenues of such business during its fiscal year immediately prior to the acquisition and if the Prohibited Activities would not constitute a "significant subsidiary" (as defined in the rules and regulations under the Securities Exchange Act of 1934) of Foote if Foote were to acquire such business, or (ii) any business conducted by an entity which hereafter directly or indirectly acquires Cyprus Amax. In no event shall the ownership of a passive interest less than five percent of any publicly traded company be deemed to be a violation of this Section.

          (b) The parties agree that the duration and area (which shall be worldwide) for which the covenant not to compete set forth in this Section 4.2.5 is to be effective are reasonable. In the event that any court of competent jurisdiction determines that the time period or area provided for in this
Section 4.2.5., or both of them, are unreasonable and that such covenant is to that extent unenforceable, such covenant shall remain in full force and effect for the greatest time period and in the greatest geographical area that would not render it unenforceable.

          (c) The parties agree that damages would be an inadequate remedy for Buyer in the event of a breach or threatened breach of this Section and thus, in any such event, Buyer may, either with or without pursuing any potential damage remedies, immediately seek to obtain and enforce an injunction prohibiting Cyprus Amax and its Affiliates from violating this Section.

          4.2.6  No Solicitation by Cyprus Amax.  Commencing on the date of this
                 ------------------------------
Agreement and ending on the third anniversary of the Closing Date, Cyprus Amax, on behalf of itself and its Affiliates, agrees not to hire or attempt to hire any employees of the Company, other than those persons (i) identified on
Schedule 4.2.6, (ii) responding to advertisements of general solicitation, (iii) who have been terminated by the Company, or (iv) who, after one (1) year from Closing, approach without solicitation, Cyprus Amax or its Affiliates.

          4.2.7  Confidentiality.  For seven (7) years following Closing,
                 ---------------
neither Cyprus Amax nor Specialty shall directly or indirectly, disclose to any third party or use for any purpose other than as contemplated by this Agreement, any confidential information regarding the Company. The preceding sentence shall not apply to information which (i) was or becomes generally available to the public other than as a result of disclosure by Cyprus Amax, Specialty or their Affiliates, (ii) becomes available to Cyprus Amax, Specialty or their Affiliates from a Person other than the Company or its representatives who is not, to the Knowledge of Cyprus Amax, Specialty or their Affiliates bound by a confidentiality agreement with the Company, or (iii) is compelled to be disclosed pursuant to any requirement of Law, court order, subpoena, or similar legal authority provided, that, Cyprus Amax shall give the Company prompt notice thereof and mark all information so disclosed as confidential business information of the Company. Cyprus Amax shall advise the Company of any such requirement to disclose any such confidential information, so that the Company may seek appropriate legal relief.

SECTION 4.3  JOINT COVENANTS AND AGREEMENTS
             ------------------------------

          All obligations of the Company contained in this Section 4.3 shall be deemed, upon Closing, to have been solely obligations of Cyprus Amax to cause the Company to take such actions, and shall not be deemed to have been direct obligations of the Company.

          4.3.1  No Acts or Omissions.  No party shall intentionally and in bad
                 --------------------
faith perform any act which, if performed, or omit to perform any act which, if omitted to be performed, would prevent or excuse the performance of this Agreement by any party hereto.

          4.3.2  Consents of Others.  Each party shall use its reasonable
                 ------------------
efforts prior to the Closing to obtain all authorizations, consents and permits required of them to permit them to consummate the transactions contemplated by this Agreement or the Related Agreements; provided that as to consents, Cyprus Amax's obligations shall be limited to the Material Restricted Contracts and Cyprus Amax shall have no liability from its failure to obtain any consent with respect to any Material Restricted Contract. In addition, while the parties believe that the DOJ Consent Order is not applicable to the transactions contemplated hereby, they agree to use all reasonable efforts to cause the Order to be vacated or modified to the extent necessary to fulfill the Closing conditions. Each party shall promptly file with the Federal Trade Commission and the Antitrust Division of the United States Department of Justice a pre-merger notification in accordance with the HSR Act with respect to the sale of the Company Shares. The parties shall reasonably cooperate to expedite the termination of the waiting period under the HSR Act.

          4.3.3  Conditions for the Closing.  Each party shall use all
                 --------------------------
reasonable efforts to cause all conditions for the Closing to be met.

          4.3.4  Publicity.  During the period prior to the Closing, each party
                 ---------
shall obtain the other party's consent before issuing any press release or otherwise making any public announcement with respect to this Agreement, and shall not issue any such press release or make any such public announcement prior to obtaining such consent, which consent shall not be unreasonably withheld or delayed, except as may be required by law or by obligations under any listing agreement with a stock exchange.

          4.3.5  Name Change.  At the Closing, the parties shall take all
                 -----------
actions required to change the name of the Company to a name designated by Buyer which is not similar to, and does not employ any portions of the name of Cyprus Amax.

          4.3.6  Benefits Matters.
                 ----------------

                 (a) Effective as of the Closing, employees of the Company shall cease to participate in the Retirement Plan for Salaried Employees of Cyprus Amax Minerals Company (the "Salaried Plan") and the Company shall cease to be a participating employer thereunder. As of the Closing, employees of the Company shall be fully vested in their accrued benefits under the Salaried Plan, determined as of the Closing. Effective as of the Closing, employees of the Company shall accrue no additional benefits under the Salaried Plan and shall accumulate no further years of service thereunder after the Closing. Such accrued benefits shall be distributed to employees of the Company in accordance with the terms of the Salaried Plan. The term Company as used in Section 4.3.6((a)-(g)) does not include the Chilean Partnership.

          (b) Effective as of, or prior to, the Closing, Cyprus Amax and the Company shall take such action as is necessary to substitute Cyprus Amax for the Company as the sponsoring employer of the Pension Plan for Certain Hourly-Rated Employees of Cyprus Foote Mineral Company (the "Foote Plan"). Effective as of the Closing, employees of the Company shall cease to participate in the Foote Plan and the Company shall cease to be a participating employer thereunder. As of the Closing, employees of the Company shall be fully vested in their accrued benefits under the Foote Plan, determined as of the Closing. Effective as of the Closing, employees of the Company shall accrue no additional benefits under the Foote Plan and shall accumulate no further years of service thereunder after the Closing. Such accrued benefits shall be distributed to employees of the Company in accordance with the terms of the Foote Plan.

          (c) Effective as of the Closing, employees of the Company shall cease to participate in the Cyprus Amax Minerals Company Savings Plan and Trust (the "Savings Plan") and the Company shall cease to be a participating employer thereunder. As of the Closing, no further employer contributions shall be credited to the accounts of the employees of the Company, except as may be required by the terms of the Savings Plan. Account balances shall be distributed to employees of the Company in accordance with the terms of the Savings Plan.

          (d) Effective as of the Closing, Buyer shall cause the Company to adopt or to become a participating employer in a savings plan that qualifies under Sections 401(a) and 401(k) of the Code. Such plan shall provide for the immediate participation of the employees of the Company thereunder, and shall allow employees of the Company to roll over into such plan distributions from Cyprus Amax's Savings Plan, including, to the extent permitted by Law, the roll over of an in-kind distribution of any outstanding loan balances and shares of common stock of Cyprus Amax, provided, however, that the Company shall not be obligated (i) to permit employees to make any additional investments in shares of common stock of Cyprus Amax, or (ii) to permit employees who rollover in-kind distributions of shares of common stock of Cyprus Amax to retain such shares as an investment for more than two years after the Closing.

          (e) Prior to the Closing and effective no later than the Closing, Cyprus Amax shall cause the Company to establish welfare benefit plans (including plans providing medical, dental, vision care, long-term disability, short-term disability, group term life insurance, dependent life insurance, business travel accident insurance and a cafeteria plan under Section 125 of the Code with a healthcare spending account and a dependent care spending account) that provide benefits to employees of the Company which shall not be materially more favorable in the aggregate than current benefits provided to employees. The plans so established by the Company shall be the Company Plans (as defined in Section 3.2.20). Buyer shall cause the Company to continue to maintain such plans, subject to the Company's right to amend or terminate such plans, on and after the Closing.

          (f) Buyer shall cause the Company to establish a retiree medical plan providing retiree medical benefits for current employees of the Company as of the Closing who meet the eligibility requirements thereunder. Buyer shall cause the Company not to amend or terminate such plan until December 31, 1998, or such later date determined by Buyer.

          (g) Effective as of the Closing, Buyer shall cause the Company to adopt a severance pay plan with terms and conditions substantially similar to those of Cyprus Amax's severance pay plan as it applies to employees of the Company. The plan so established by the Company shall be a Company Plan (as defined in Section 3.2.20). Buyer shall cause the Company not to amend or terminate such plan for at least twelve (12) months after the Closing. No severance or other payment shall be payable by the Company under such plan as a result of the change of control or other events caused by the transactions contemplated herein.

          (h) Nothing in this Agreement, expressed or implied, shall confer upon Buyer, or the Company (i) except as specifically provided in Sections 4.3.6(d), (f) and (g), the obligation to continue to provide (or to provide any benefit in lieu of) any benefits currently provided to current and former employees under the Plans for any specific period of time after the Closing,
(ii) the obligation to continue to employ any employee of the Company for any specific period of time after the Closing or otherwise interfere with the right of Buyer or the Company to terminate any such employee at any time for any reason, subject to applicable Law, or (iii) require Buyer or the Company to continue to provide (or provide any benefit in lieu of) benefits that are paid in or based on the value of any stock or other securities of Buyer or the Company or that consist of options or other rights to buy such stock or securities.

          4.3.7  Notice of Breach; Cure of Breach.  Prior to the Closing, Cyprus
                 --------------------------------
Amax and Specialty on the one hand, and Buyer on the other hand, shall promptly notify the other if the notifying party has knowledge of a breach of this Agreement by the other party. If a breach is cured (whether or not the subject of a notice) prior to the time established for the Closing, such breach shall be deemed not to have occurred for all purposes of this Agreement. In the event that any party is in breach of this Agreement, it may elect, on one occasion, upon notice to the other parties to defer the Closing to a date not later than seven (7) days after the date on which the Closing would otherwise have occurred to allow for cure of such breach.

                                   ARTICLE V

                           ENVIRONMENTAL PROVISIONS

SECTION 5.1  DEFINITIONS
             -----------

          "Company Properties" means (i) all properties, sites, and facilities owned or operated at the present time by the Company and all properties, sites and facilities which were owned or operated at any previous time by the Company or its predecessors and (ii) for which a Governmental Authority or any other Person seeks to hold the Company responsible or liable in whole or in part.

          "Cyprus Amax and/or Affiliates" shall have the meaning set forth in
Section 5.3.2.

          "Cyprus Amax Responsibilities" shall mean those matters as to which Cyprus Amax must indemnify pursuant to Section 5.4.1.

          "Environment" means any surface water, ground water, drinking water supply, surface or subsurface land strata, or ambient air, and includes any natural resources (including fish, wildlife, and biota) therein or thereon.

          "Environmental Conditions Associated with the Company Properties" means the existence and condition of any waste materials or other substances on the Company Properties; any release or threat of release of Hazardous Substances into the Environment from or at the Company Properties or from materials which the Company disposed of or arranged for the disposal of offsite; any adverse effect or potential adverse effect on humans or the Environment deriving from such existence or releases or threatened releases of Hazardous Substances; and any alleged hazards or damage to health, property, or the Environment posed or caused by the Company Properties or by Hazardous Substances thereon or by Hazardous Substances released or threatened to be released into the Environment from or at the Company Properties or from materials which the Company disposed of or arranged for the disposal of offsite or from any actual or alleged noncompliance with Governmental Environmental Requirements.

          "Environmental Loss Amounts" shall have the meaning set forth in
Section 5.4.1.

          "Environmental Representation Amounts" shall have the meaning set forth in Section 5.4.1.

          "Environmental Survival Period" shall have the meaning set forth in
Section 5.3.3.

          "Foote Policies" shall have the meaning set forth in Section 5.5.

          "Foote-Vanadium Policies" shall have the meaning set forth in Section 5.5.

          "Governmental Environmental Requirements" means, to the extent applicable, any requirements under laws, rules, regulations, directives, or orders of Governmental Authorities relating to the protection of human health or the Environment, relating to the injury or damage to, or restoration or replacement of, natural resources, or relating to land reclamation, including, but not limited to, to the extent applicable, requirements under the Resource Conservation and Recovery Act ("RCRA") (42 U.S.C. (S)6901 et seq.) and any
                                                          -- ---
amendments thereto; the Comprehensive Environmental Response, Compensation, and Liability Act ("CERCLA") (42 U.S.C. (S)9601 et seq.) and any amendments thereto;
                                            -- ---
Title III of the Superfund Amendments and Reauthorization Act ("SARA Title III") (known as the Emergency Planning and Community Right-To-Know Act or "EPCRA") (42 U.S.C. (S)11001 et seq.) and any amendments thereto; the Federal Water Pollution
                -- ---
Control Act (known as the "Clean Water Act") (33 U.S.C. (S)1251 et seq.) and any
                                                                -- ---
amendments thereto; the Safe Drinking Water Act ("SDWA") (42 U.S.C. (S)300f et
                                                                            --
seq.) and any amendments thereto; the Clean Air Act (42 U.S.C. (S)7401 et seq.)
---                                                                    -- ---
and any amendments thereto; the Toxic Substances Control Act ("TSCA") (15 U.S.C.
(S)2601 et seq.) and any amendments thereto; the Atomic Energy  Act (42 U.S.C.
        -- ---
(S)2011 et seq.) and any amendments thereto; the Uranium Mill Tailings Radiation
        -- ---
Control Act ("UMTRCA") (42 U.S.C. (S)7901 et seq) and any amendments the
                                          -- ---
Endangered Species Act (16 U.S.C. (S)1536 et seq.) and any amendments thereto;
                                          -- ---
and any similar environmental Laws of any Governmental Authority.

          "Hazardous Substances" shall mean any substance to the extent listed, defined, designated or classified, by type and quantity, as hazardous or toxic under any applicable laws, rules, regulations, directives, or orders of Governmental Authorities relating to the protection of human health or the Environment; provided, however, that Hazardous Substances shall not be deemed to
             --------  -------
include all of the Occupational Safety and Health Act, as amended ("OSHA") hazardous chemicals as defined under the OSHA Hazardous Communication Standard Regulations, 29 CFR 1920.1200, except in the context of complying with Material Safety Data Sheet requirements under SARA Title III regulations. "Hazardous Substances", for the purposes of this Agreement, shall include petroleum/hydrocarbon products to the extent they are regulated as hazardous or toxic to human health or the Environment.

          "Historic Liability Policies" shall have the meaning set forth in
Section 5.5.

          "Lithium Business" means the business currently conducted by the Company (including the Chilean Partnership) and the lithium business previously conducted by the Company (and the Chilean Partnership) and including in each case all activities related to the lithium operations, such as activities associated with potash, crushed rock, lime, spodumene and related by-products or co-products.

          "Lithium Facilities" means the following Company Properties (without regard to clause (ii) of the definition of such term) to the extent used in the Lithium Business: Kings Mountain, North Carolina; New Johnsonville, Tennessee; Silver Peak, Nevada; Salar de Atacama, Chile, and La Negra, Chile and the Company's formerly operated facilities at Frazer, Pennsylvania, Sunbright, Virginia and Exton, Pennsylvania (the "Former Lithium Facilities"). To the extent such current or former properties were not used in the Lithium Business, they shall not be considered to be Lithium Facilities.

          "Lithium Matters" shall mean all operations, acts, omissions, circumstances and matters to the extent related to or arising (whether prior to or after the date hereof) from the Lithium Business or the Lithium Facilities.

          "Non-Lithium Matters" shall mean all operations, acts, omissions, circumstances and matters to the extent not related to or arising (whether prior to or after the date hereof) from the Lithium Business or the Lithium Facilities, and including without limitation the gold and copper exploration activities of the Chilean Partnership.

          "Pre-Closing Insured Losses" shall have the meaning set forth in
Section 5.5.1.

          "Uranium Dust and Asbestos Litigation" shall mean those matters contained on Schedule 5.1.

SECTION 5.2  CYPRUS AMAX'S AND SPECIALTY'S REPRESENTATIONS
             ---------------------------------------------

          5.2.1  Compliance with Governmental Environmental Requirements.
                 -------------------------------------------------------
Schedule 5.2.1 lists all instances to Cyprus Amax's Knowledge in which: (i) since January 1, 1995, a Governmental Authority has alleged that any of the Company Properties is not in compliance with Governmental Environmental Requirements; (ii) since January 1, 1995, a Governmental Authority has proposed or indicated its intent to require the Company to comply with Governmental Environmental Requirements with which the Company does not now comply; or (iii) the Company has liability or an obligation arising from noncompliance with Governmental Environmental Requirements that could reasonably be expected to have a Material Adverse Effect.

          5.2.2  Authorizations.  Cyprus Amax represents that Schedule 5.2.2 (a)
                 --------------
lists all material permits and authorizations held by the Company under applicable Governmental Environmental Requirements. Cyprus Amax further represents that, to Cyprus Amax's Knowledge, except as set forth in Schedule 5.2.2(b), (i) all governmental licenses, permits, consents, and authorizations which pertain to

Environmental Conditions Associated with the Company Properties and which are necessary for the operations on, or continued maintenance of, those properties have been obtained, and (ii) that all necessary plans, notices, applications, monitoring reports, and other documents pertaining to Environmental Conditions Associated with the Company Properties have been submitted to the appropriate Governmental Authorities.

          5.2.3  Proceedings.  To Cyprus Amax's Knowledge, Schedule 5.2.3 sets
                 -----------
forth an accurate and complete list of all legal, administrative, investigatory, or other proceedings, pending or threatened against the Company which relate to Environmental Conditions Associated with the Company Properties. Cyprus Amax further represents that, to Cyprus Amax's Knowledge, except for the proceedings so listed, the Company is not a party to and has not been threatened with any litigation or proceedings which relate to Environmental Conditions Associated with the Company Properties and which, if decided adversely to the Company, could reasonably be expected to have a Material Adverse Effect.

          5.2.4  Relevant Information.  Cyprus Amax represents that the Data
                 --------------------
Room and other materials to which Buyer has been provided access, contain information regarding all Environmental Conditions Associated with the Company Properties which, to Cyprus Amax's Knowledge are material, including information and documents, to the extent applicable, relating to: (i) the nature, type, and estimated quantities of waste materials and other substances on the Company Properties and the chemical constituents thereof; (ii) releases of Hazardous Substances from the Company Properties; (iii) the instances of alleged or potential noncompliance with applicable Governmental Environmental Requirements listed in Schedule 5.2.1; (iv) the permits and other authorizations listed in
Schedule 5.2.2(a) and the matters listed in Schedule 5.2.2(b); (v) the proceedings listed in Schedule 5.2.3, and (vi) the transactions related to environmental matters, if any, set forth in Schedules 3.2.16 and 4.2.2. Cyprus Amax does not, however, warrant that it has complete knowledge, or that the Data Room contains complete information about each of these matters.

          5.2.5  Limitations.  The provisions of Section 3.2.25 shall be
                 -----------
applicable in this Article V.

SECTION 5.3  FURTHER ACKNOWLEDGEMENTS AND AGREEMENTS
             ---------------------------------------

          5.3.1  Compliance with Governmental Environmental Requirements.  Buyer
                 -------------------------------------------------------
acknowledges that Cyprus Amax may not have complete knowledge regarding whether the Company Properties are in compliance with all applicable Governmental Environmental Requirements. Furthermore, Buyer acknowledge that Cyprus Amax's representations with respect to the matters covered by this Article V are limited to a statement of certain factual matters of which Cyprus Amax has Knowledge, specifically as set forth herein.

          5.3.2  Waiver of Rights and Agreement Not to Sue.  (a)  Except for any
                 -----------------------------------------
indemnification claims duly and properly made by or for the benefit of Buyer or the Company under and in accordance with the requirements of Section 5.4 hereof
(i) Buyer and the Company waive and relinquish all rights and claims that they may have or may hereafter acquire against Cyprus Amax, its Affiliates, and their respective officers, directors, employees, agents, successors and assigns (collectively, "Cyprus Amax and/or Affiliates") relating to responsibility or liability for Environmental Matters, and (ii) Buyer and the Company agree that none of them shall commence any action of any kind whatsoever against Cyprus Amax and/or Affiliates, in connection with any claims, losses, suits, costs, damages, judgments, expenses, or other liabilities, of any kind or character whatsoever and whether now existing or hereafter arising (and whether based upon acts, events or conditions occurring prior to or after the execution of this Agreement), relating to Environmental Matters. Such liabilities shall include, without limitation, any civil fines or penalties, assessments, damages, or other noncriminal or, to the extent permitted by law, criminal liabilities of any kind, arising in any manner, including under any Laws of Governmental Authorities relating to the protection of public health or the Environment, to restoration or replacement of natural resources, or to land reclamation.

          (b) Except for any indemnification claims duly and properly made by or for the benefit of Cyprus Amax under and in accordance with the requirements of Section 5.4 hereof (i) Cyprus Amax waives and relinquishes all rights and claims that it may have or may hereafter acquire against the Company, its Affiliates after Closing, and their respective officers, directors, employees, agents, successors and assigns (collectively, the "Company and/or Affiliates") relating to responsibility or liability for Environmental Matters, and (ii) Cyprus Amax agrees that it shall not commence any action of any kind whatsoever against the Company and/or Affiliates, in connection with any claims, losses, suits, costs, damages, judgments, expenses, or other liabilities, of any kind or character whatsoever and whether now existing or hereafter arising (and whether based upon acts, events or conditions occurring prior to or after the execution of this Agreement), relating to Environmental Matters. Such liabilities shall include, without limitation, any civil fines or penalties, assessments, damages, or other noncriminal or, to the extent permitted by law, criminal liabilities of any kind, arising in any manner, including under any Laws of Governmental Authorities relating to the protection of public health or the Environment, to restoration or replacement of natural resources, or to land reclamation.

          5.3.3  Survival of Environmental Representations, Warranties and
                 ---------------------------------------------------------
Agreements.  The representations and warranties of Cyprus Amax and Specialty
----------
under Section 5.2, which representations and warranties are joint and several, shall survive for a period of eighteen (18) months after the Closing Date as to Non-Lithium Matters and four (4) years after the Closing Date with respect to Lithium Matters (the "Environmental Survival Period") and shall thereafter be of no further force or effect, except as they relate to claims for which written notice specifying with particularity the facts underlying the claim, has been provided prior to the expiration of such applicable period. The provisions of Section 5.3 shall continue without limitation of time.

          5.3.4  ShieldAlloy Matter.  Cyprus Amax acknowledges that if Foote is
                 ------------------
required by applicable Governmental Authorities to increase the amount of the current letter of credit to a maximum of $9 million, Cyprus Amax will do so at Cyprus Amax's expense.

SECTION 5.4  INDEMNIFICATION; ADMINISTRATION AND DEFENSE; URANIUM DUST AND
             -------------------------------------------------------------
ASBESTOS LITIGATION
-------------------

          5.4.1  Indemnification by Cyprus Amax.  Subject to the terms of this
                 ------------------------------
Article V, Cyprus Amax agrees to indemnify and hold Buyer and its Affiliates, including the Company (and the Chilean Partnership), as well as their respective officers, directors, employees, agents, successors and assigns, harmless from any damages, losses, costs or expenses, suffered or paid, as a result of any and all claims, damages, suits, causes of action, proceedings, judgments, liabilities, losses, damages, penalties, interest, costs or expenses including reasonable attorneys' fees incurred in litigation or otherwise, assessed, incurred or sustained by or against such Persons (collectively, "Environmental Loss Amounts") with respect to or arising out of (i) the failure of any representation or warranty made by Cyprus Amax or Specialty in Section 5.2 to be true and correct when made (the "Environmental Representation Amounts"), (ii) Environmental Conditions Associated with the Company Properties or Governmental Environmental Requirements with respect thereto, but only to the extent arising from Non-Lithium Matters and (iii) Uranium Dust and Asbestos Litigation. The indemnification provided in (ii) and (iii) is not limited as to amount or time. The obligations of Cyprus Amax to indemnify under Section 5.4.1(i) shall be subject to the provisions of Sections 9.6.1, 9.6.3, 9.6.4, 9.6.6 and 9.6.7 of this Agreement, and, for such purpose, the term "Losses" therein shall be deemed to include any and all Environmental Representation Amounts. The obligations of Cyprus Amax to indemnify under Section 5.4.1(ii) and (iii) shall be subject to the provision of Sections 9.6.4 and 9.6.6.

          5.4.2  Indemnification by Buyer.  Subject to the terms of this Article
                 ------------------------
V, Buyer and the Company jointly and severally, without limit as to amount or time, shall indemnify and hold Cyprus Amax and/or Affiliates harmless from and against any and all damages, losses, costs or expenses suffered or paid, as a result of any and all claims, damages, suits, causes of action, proceedings, judgments, liabilities, losses, damages, penalties, interest, costs or expenses, including reasonable attorneys' fees incurred in litigation or otherwise, assessed, incurred or sustained by or against Cyprus Amax and/or Affiliates with respect to or arising out of Environmental Conditions Associated with the Company Properties or Governmental Environmental Requirements, but only to the extent arising from Lithium Matters. This obligation of

Buyer and the Company to indemnify shall include, without limitation, any claim asserting the responsibility or liability of Cyprus Amax and/or Affiliates, as an owner or operator, either derivatively or directly, by way of Cyprus Amax's and/or Affiliates' previous ownership or control over the Company, or their participation in the operations or activities of the Company or the Company Properties, or otherwise, only to the extent arising from Lithium Matters.

          5.4.3  Notice.  Each party shall give the other prompt written notice,
                 ------
specifying with particularity the facts underlying the matter, of any claim, suit, action, proceeding, demand, condition or discovery of which such party receives notice, and as to which it has reason to believe may give rise to an indemnification obligation of the others pursuant to this Article V.

          5.4.4  Management, Control and Administration.  Cyprus Amax, to the
                 --------------------------------------
exclusion of Buyer and the Company, shall manage and control, at its sole cost and expense, the administration, contest, defense, settlement or other resolution of all matters giving rise to Cyprus Amax Responsibilities. Upon the request of the Company, Cyprus Amax shall keep the Company reasonably informed of the management of any Cyprus Amax Responsibility. Each of Buyer and the Company shall, at its expense, provide reasonable assistance, cooperation and access to Cyprus Amax in connection therewith (including as provided in Section 8.3). Buyer and the Company shall provide Cyprus Amax with all notices and correspondence and written summaries of oral communications delivered by any Governmental Authority or other Person with respect to the Cyprus Amax Responsibilities. In addition to the obligations of Cyprus Amax in the Transition and Administrative Services Agreement, at the request of the Company, Cyprus Amax will also consider providing services, at the sole cost of the Company, in connection with the administration and defense of environmental claims with respect to Former Lithium Facilities, and, in any event, shall at its expense provide reasonable assistance, cooperation and access to the Company in connection therewith, including as provided in Section 8.3.

          5.4.5  Investigation.  Neither Buyer nor the Company shall, directly
                 -------------
or indirectly (i) instigate, arrange, conduct or otherwise facilitate intrusive investigation or remediation or similar activities of any conditions or matters which constitute Cyprus Amax Responsibilities, or (ii) volunteer to any Governmental Authority or other Person any matters designed to create or expand Cyprus Amax Responsibilities, in any case with the known consequence or intended goal of creating or expanding Cyprus Amax Responsibilities, other than in each case as required by applicable Law.

     SECTION 5.5  INSURANCE AND THIRD PARTY CLAIMS

          5.5.1  Policies.  Cyprus Amax and the Company have experienced losses
                 --------
with respect to Environmental Matters (i) as to which potential recoveries with respect thereto are not reflected as assets on the March 1998 Balance Sheet, and
(ii) that they
contend are insured ("Pre-Closing Insured Losses") under historic insurance policies, including (without limitation) certain comprehensive general, umbrella and excess liability insurance policies described on Schedule 4.3.9, (all of such policies, whether or not so listed, being the "Foote Policies"). Some or all of the Company's predecessor or subsidiary or affiliated entities, including (without limitation) Vanadium Corporation of America were also insured under other historic insurance policies, as well as under the Foote Policies (the "Foote-Vanadium Policies"). Cyprus Amax also may incur losses relating to Cyprus Amax Responsibilities that it contends are insured under these policies. (Hereafter the Foote Policies and the Foote-Vanadium Policies, together with such other historic liability policies as may from time-to-time be discovered or documented by the Company or by Cyprus Amax, shall be referred to collectively as the "Historic Liability Policies.").

          5.5.2  Claims.  With respect to the Pre-Closing Insured Losses and the
                 ------
Cyprus Amax Responsibilities only (the "Covered Losses") if a Covered Loss is covered by a Historic Liability Policy, the Company shall assign and, following the Closing, Buyer shall cause the Company to assign claims under the Historic Liability Policy to Cyprus Amax, and Cyprus Amax shall be subrogated to all rights with respect to such claim under the Historic Liability Policy. The Company hereby irrevocably appoints Cyprus Amax as its limited agent and attorney-in-fact to manage and administer the Historic Liability Policies in the name of the policy owner and to make and receive the benefit of claims thereunder relating to Covered Losses. As the Company's limited agent and attorney-in-fact, Cyprus Amax, at its sole expense, may prosecute claims, accept payments, and discharge obligations and rights, in whole or in part, arising under the Historic Liability Policies relating to Covered Losses and shall be entitled to all proceeds recovered by the Company or otherwise in connection therewith. The Company shall cooperate with Cyprus Amax in connection therewith (including as provided in Section 8.3). This limited agency and attorney-in-fact appointment is coupled with an interest and shall be irrevocable. To the extent that there are multiple claims of multiple parties against a single Historic Liability Policy which in the aggregate exceed any alleged policy limits, subject to the remainder of this Section, the proceeds shall be applied in order of priority determined by the date of notice of a claim provided to the carrier (i.e. the earlier claim has priority). Any two or more notices of claims provided by different parties under the same policy after the date hereof and within the same calendar year shall be deemed to be given for purposes of the prior sentence on the same date. If, as a result of such claims, any such policy limit is exhausted such that at least one of such claims is not fully satisfied, the parties shall allocate between themselves the aggregate proceeds received by them in a proportion equivalent to the respective losses that each would have been entitled to recover under the policy, without regard to any policy limits.

          5.5.3  Other Third Party Claims.  In the event that there are any
                 ------------------------
claims in existence or hereafter arising against third parties (as to which potential recoveries with respect thereto are not reflected as assets on the March 1998 Balance Sheet) arising out of (i) losses previously incurred by Cyprus Amax or the Company with respect to Environmental Matters, or (ii) Cyprus Amax Responsibilities, the Company hereby assigns all rights thereto to Cyprus Amax and hereby irrevocably appoints Cyprus Amax as its limited agent and attorney-in-fact for pursuing such claims and agrees to cooperate with Cyprus Amax in connection therewith (including as provided in Section 8.3). This limited agency and attorney-in-fact appointment is coupled with an interest and shall be irrevocable.



                                  ARTICLE VI

                      CONDITIONS PRECEDENT TO THE CLOSING

SECTION 6.1  CONDITIONS PRECEDENT TO BUYER'S OBLIGATIONS
             -------------------------------------------

             The obligations of Buyer to consummate the transactions contemplated hereby are subject to the fulfillment of all of the following conditions on or prior to the Closing Date (unless waived in writing in the sole discretion of Buyer):

             6.1.1  Accuracy of Warranties and Performance of Covenants.  The
                    ---------------------------------------------------
representations and warranties of Cyprus Amax and Specialty contained herein shall be accurate in all material respects when made and as of the Closing Date, except as to matters arising from the date of this Agreement through the Closing in the ordinary course of business (and not in violation of a covenant) or otherwise contemplated by this Agreement, and also except for such instances which in the aggregate could not reasonably be expected to result in a Material Adverse Effect. In no event shall a Material Adverse Effect be deemed to result from pricing fluctuations in lithium carbonate. Cyprus Amax shall have performed all of its obligations and complied with each and all of the covenants and agreements required to be performed or complied with on or prior to the Closing Date, except for such instances which in the aggregate could not reasonably be expected to result in a Material Adverse Effect. Cyprus Amax shall have delivered an Officer's Certificate confirming the matters in each of the foregoing sentences ("Cyprus Amax's Bring Down Certificate"); provided,
                                                                  --------
however, that such certificate may disclose any facts or circumstances arising
-------
after the date hereof or coming to the attention of Cyprus Amax as having caused the condition specified in this Section 6.1.1 not to be satisfied; and (i) if Buyer, nevertheless, decides to Close, the breach or failure shall be deemed cured and may not be relied upon by Buyer or the Company to avoid any of their obligations hereunder, impose any liabilities or obligations upon Cyprus Amax or Specialty or otherwise recover from Cyprus Amax or Specialty with respect thereto, or (ii) if Buyer decides not to Close, this Agreement and the proposed transactions contemplated hereunder shall terminate, and each party hereto shall thereafter have no obligation or liability hereunder. Buyer's sole and exclusive remedy, in law or in equity, for any claim related to or arising out of a failure of a condition or breach, whether in contract, tort or otherwise, shall be to refuse to complete the Closing under this Agreement.

          6.1.2  Approvals, Absence of Litigation.  Any applicable waiting
                 --------------------------------
period (and any extensions thereof) under the HSR Act shall have expired or otherwise been terminated. No suit or proceeding which remains pending at the time for Closing shall have been commenced by any Governmental Authority to restrain, enjoin or hinder, or to seek material damages on account of the consummation of the transactions herein contemplated. The DOJ Consent Order shall have been vacated or modified to permit the transactions contemplated hereby, if deemed necessary by a relevant Governmental Authority, which action shall not require or impose any materially burdensome condition on the ownership or operation by Buyer and its Affiliates of the Company following the Closing.

          6.1.3  No Injunction.  No preliminary or permanent injunction nor
                 -------------
other order by any federal or state court in the United States, or any court in any other country, of competent jurisdiction which prevents the consummation of the transactions contemplated by this Agreement or by the Related Agreements or prohibits or limits materially the ownership and operation by Buyer of all or any material portion of the business or assets of the Company shall have been issued and remain in effect (each party agreement to use all commercially reasonably efforts to have any such injunction lifted).

          6.1.4  Opinions of Counsel.  Buyer shall have received legal opinions
                 -------------------
of counsel to Cyprus Amax, Specialty and the Chilean Partnership substantially as to the matters set forth on Exhibits A-1 and A-2 hereto.

          6.1.5  Central Bank.  The Chilean Central Bank shall have issued an
                 ------------
approval or other form of acquiescence to the continuation following Closing of the Sales Agency Agreement between Foote and the Chilean Partnership, provided that if Cyprus provides a notice to Buyer that it is deleting this exception with respect to the Sales Agency Agreement from Schedule 3.2.13, this Section
6.1.5 shall be deemed to be terminated and of no further effect.

          6.1.6  Buyer's Receipt of the Closing Documents.  Buyer shall have
                 ----------------------------------------
received from Cyprus Amax the Closing documents referred to in Section 7.2.2

SECTION 6.2  CONDITIONS PRECEDENT TO CYPRUS AMAX'S, SPECIALTY'S AND THE
             ----------------------------------------------------------
COMPANY'S OBLIGATIONS
--------- -----------

          The obligations of Cyprus Amax, Specialty and the Company to consummate the transactions contemplated hereby are subject to fulfillment of all of the following conditions on or prior to the Closing Date (unless waived in writing in the sole discretion of Cyprus Amax):

          6.2.1  Accuracy of Warranties and Performance of Covenants.  The
                 ---------------------------------------------------
representations and warranties of Buyer contained herein shall be accurate in all material respects as if made on and as of the Closing Date. Buyer shall have performed in all material respects all of its obligations and complied in all material respects with each and all of the covenants and agreements required to be performed or complied with on or prior to the Closing. Buyer shall have delivered an Officer's Certificate confirming the matters in each of the foregoing sentences (the "Parent's and Buyer's Bring Down Certificate").

          6.2.2  Approvals, Absence of Litigation.  Any applicable waiting
                 --------------------------------
period (and any extensions thereof) under the HSR Act shall have expired or otherwise been terminated (such date being the "HSR Termination Date"). No suit or proceeding, which remains pending at the time for Closing, shall have been commenced by any Governmental Authority to restrain, enjoin or hinder, or to seek material damages on account of, the consummation of the transactions herein contemplated. The DOJ Consent Order shall have been vacated or modified to permit the transactions contemplated hereby, if deemed necessary by a relevant Governmental Authority.

          6.2.3  Legal Opinions.  Cyprus Amax and Specialty shall have received
                 --------------
legal opinions of counsel to Buyer substantially as to the matters set forth on Exhibit B hereto.

          6.2.4  Cyprus Amax's Receipt of the Closing Documents.  Cyprus Amax
                 ----------------------------------------------
shall have received from Buyer the Closing documents referred to in Section
7.2.1.


                                  ARTICLE VII

                                  THE CLOSING

SECTION 7.1  THE CLOSING DATE
             ----------------

          Subject to the terms of this Agreement, consummation of the transactions contemplated by this Agreement (the "Closing") shall take place on the third business day following the HSR Termination Date (the "Closing Date") or at such other time as the parties hereto shall mutually agree; provided, however, that at the election of Cyprus Amax, the Closing may be delayed for such purpose to allow for the completion of the Chilean Restructuring but in no event beyond August 15, 1998. The Closing shall be consummated at the offices of Cyprus Amax, at 9100 East Mineral Circle, Englewood, Colorado, or such other place as the parties hereto shall mutually agree.

SECTION 7.2  DELIVERIES AT THE CLOSING
             -------------------------

             7.2.1  Buyer's Execution and Delivery of Documents and Payment.
                    -------------------------------------------------------
Buyer shall deliver or execute and deliver, as the case may be, to Cyprus Amax or Specialty, as the case may be, all of the following:

                      (a) A certificate of valid existence and good standing of Buyer issued not earlier than five (5) and no later than fifteen (15) days, respectively, prior to the Closing, executed by the appropriate governmental official;

                      (b)  Buyer's Bring Down Certificates;

                      (c) Certificates certifying to Cyprus Amax the incumbency of Buyer's officers and bearing the authentic signatures of all such officers who have executed this Agreement or the Related Agreements;

                      (d)  Payment to Specialty of the amounts provided in
Article II, by wire transfer of immediately available funds to a bank account designated by Specialty;

                      (e) A receipt, executed by Buyer, acknowledging receipt of the certificates representing the Company Shares and establishing the time of the Closing;

                      (f) Tax Sharing and Indemnification Agreement, in the form of Exhibit C, duly executed by Buyer;

                      (g) Release Agreement in the form of Exhibit D, duly executed by the Company; and

                      (h) Transition and Administrative Services Agreement, in the form of Exhibit E, duly executed by Buyer.

                      (i)  The opinions referred to in Section 6.2.3.

             7.2.2  Cyprus Amax's Execution and Delivery of Documents and
                    -----------------------------------------------------
Certificates.  Cyprus Amax shall deliver or execute and deliver, as the case may
------------
be, or cause to be delivered or executed and delivered to Buyer all of the following:

                      (a) Certificates of valid existence and good standing of Cyprus Amax, Specialty and the Company issued not earlier than five (5) days prior to the Closing, by the Secretaries of State of Delaware, Delaware and Pennsylvania, respectively;

                      (b)  Cyprus Amax's Bring Down Certificate;

                 (c)  The opinions referred to in Section 6.1.3.

                 (d) A certificate certifying to Buyer the incumbency of Cyprus Amax's and Specialty's officers and bearing the authentic signatures of all such officers who have executed this Agreement or the Related Agreements;

                 (e) If requested by Buyer, the resignations of all of the Company's directors and officers;

                 (f) The Company's By-Laws, minute books, stock record books, all similar corporate records and all the Company seals, if any, unless in the possession of the Company;

                 (g) One or more certificates duly endorsed by Specialty and in proper form for transfer to Buyer, or accompanied by duly executed stock powers, evidencing all of the Company Shares;

                 (h) A receipt, executed by Specialty, acknowledging receipt of payment for the Company Shares;

                 (i) Tax Sharing and Indemnification Agreement, in the form of Exhibit C, duly executed by Cyprus Amax and Specialty;

                 (j) Release Agreement in the form of Exhibit D, duly executed by Cyprus Amax and Specialty; and

                 (k) Transition and Administrative Services Agreement in the form of Exhibit E, duly executed by Cyprus Amax.

SECTION 7.3  SIMULTANEOUS CLOSING
             --------------------

             All actions taken at the Closing are to be part of a simultaneous transaction, and no action is to be considered completed until all actions necessary to be completed at the Closing have been completed.

                                 ARTICLE VIII

                   POST-CLOSING AGREEMENTS AND OTHER MATTERS

SECTION 8.1  POST-CLOSING AGREEMENTS
             -----------------------

             From and after the Closing, the parties shall have the respective rights and obligations which are set forth in the remainder of this Article, as well as elsewhere in this Agreement.

SECTION 8.2  INSPECTION OF RECORDS
             ---------------------

             The Company shall maintain and make its books and records, to the extent they relate to the period prior to Closing, or as otherwise required by this Agreement or a Related Agreement, available for inspection by Cyprus Amax, or by its duly authorized representatives, for reasonable business purposes at all reasonable times during normal business hours, for a period equal to any statutorily determined record retention period or as otherwise reasonably requested by Cyprus Amax (but in no event less than eight (8) years after the Closing) with respect to all matters related to the period prior to the Closing. As used in this Section, the right of inspection includes the right to make extracts or copies at the expense of the party requesting such extracts or copies.

SECTION 8.3  MUTUAL ASSISTANCE
             -----------------

             The parties shall cooperate with each other, and make available the reasonable assistance of their employees to each other at no charge, with respect to the defense or prosecution of any claims or litigation made or commenced by or against third parties subsequent to the Closing, including, without limitation, insurance and other cost recovery claims, rights, causes of action and choses in action.

SECTION 8.4  FURTHER ASSURANCES
             ------------------

             The parties shall execute such further documents, and perform such further acts, as may be reasonably necessary to effect the transactions contemplated hereby, on the terms herein contained and otherwise to comply with the terms of this Agreement. The parties shall not intentionally take any action inconsistent with their obligations hereunder or which could hinder or delay the consummation of the transactions contemplated hereby.

SECTION 8.5  TRANSFER OF NON-LITHIUM ASSETS
             ------------------------------

             In the event that the Chilean Restructuring is not completed prior to the Closing, Buyer shall, at Cyprus Amax's request, cause the Company and the Chilean Partnership thereafter to complete such transfer, and Buyer and the Company shall take all actions reasonably requested by Cyprus Amax in connection therewith.


                                  ARTICLE IX

                                INDEMNIFICATION

SECTION 9.1  SURVIVAL FOR REPRESENTATIONS, WARRANTIES, COVENANTS, AGREEMENTS
             ---------------------------------------------------------------
AND INDEMNIFICATIONS
--------------------

          The representations and warranties contained in this Agreement shall survive the Closing and be enforceable for a period of eighteen (18) months (provided, however, that the representations and warranties contained in
---------  -------
Sections 3.2.7, 3.2.8 and 3.2.20 shall survive the Closing for a period of seven
(7) years, the representation and warranty contained in Section 3.22(b) shall survive the Closing until December 31, 2001 and the representations and warranties contained in Sections 3.1.2, 3.1.3, 3.2.2 and 3.2.3 shall survive the Closing without limitation as to time). Upon expiration of the applicable survival period, the representations and warranties (other than those which survive without limitation as to time) shall thereafter be of no force or effect, except as they relate to claims for which written notice, specifying with particularity the facts underlying the claim, has been provided prior to the expiration of the applicable survival period of the representation or warranty. All covenants and agreements contained in this Agreement shall survive the Closing in accordance with their terms.

SECTION 9.2  INDEMNIFICATION BY CYPRUS AMAX AND SPECIALTY OF NON-LITHIUM MATTERS
             -------------------------------------------------------------------
AND CERTAIN OTHER LOSSES
------------------------

          Subject to the remaining provisions of Article IX, Cyprus Amax and Specialty, jointly and severally, agree to indemnify Buyer and, after the Closing, the Company and their respective Affiliates, against and hold them harmless from any and all actual out-of-pocket damages, liabilities, losses, claims, suits, causes of action, judgments, penalties, costs and expenses (including reasonable attorneys' fees and expenses in connection with any third party proceeding relating thereto to the extent hereafter provided) (collectively, "Losses") paid or suffered by Buyer, or after the Closing, the Company to the extent arising from any claims, demands, suits, causes of action, proceedings or judgments arising from (i) the breach or inaccuracy of any representations or warranties or any failure to comply, in whole or in part, with the covenants or agreements made by Cyprus Amax or Specialty in this Agreement

(including the Schedules hereto) or any certificates delivered to Cyprus Amax or Specialty in connection herewith, or (ii) the Non-Lithium Matters (other than as to Environmental Matters including Uranium Dust and Asbestos Litigation which are dealt with in Article V) without limitation, in the case of
(ii), as to dollar amount or time.

SECTION 9.3  INDEMNIFICATION BY BUYER AND THE COMPANY
             ----------------------------------------

             Subject to the remaining provisions of Article IX, Buyer and the Company, jointly and severally, agree to indemnify each of Cyprus Amax and Specialty and their respective Affiliates against and hold them harmless from any and all Losses to the extent arising from the breach or inaccuracy of any representations or warranties of Buyer or any failure to comply, in whole or in part with the covenants or agreements made by Buyer or, upon Closing, the Company (as to matters to be performed after the Closing) in this Agreement (including the Schedules hereto) or any certificate delivered by either of them in connection herewith.

SECTION 9.4  PROCEDURE FOR THIRD PARTY CLAIMS
             --------------------------------

             An indemnified person shall give prompt written notice, specifying with particularity the facts underlying the matter, to the indemnifying person of any claim, suit, action, proceeding or demand of which such indemnified person has received notice from a third party (that is, a party other than a party to this Agreement) and as to which such indemnified person has reason to believe that it may be entitled to indemnification under this Agreement (provided, however, that any failure to give such notice shall not relieve the
---------  -------
indemnifying person from liability hereunder to the extent such party is not prejudiced thereby). The indemnifying person shall have the right to participate in or assume and direct the defense and resolution at its own expense against any such matter, in its name or in the name of the indemnified person, as the case may be, and with counsel selected by the indemnifying person; provided, however, that if an order, injunction or other equitable
        --------  -------
relief against the indemnified person is being sought (collectively, "Equitable Relief"), then the indemnified person may employ separate counsel at the indemnifying person's expense and participate in and direct the defense of such matter to the extent necessary to protect its interest with respect to Equitable Relief. Except as provided in the preceding sentence with respect to Equitable Relief, after notice from the indemnifying person of its election to assume the defense thereof, the indemnifying person shall not be liable to the indemnified person for any legal or other expense incurred by the indemnified person in connection with such claim. The indemnified person shall have the right to participate in the defense of any matter so assumed, with separate counsel selected by it and at its own expense. The indemnified person shall cooperate with the indemnifying person, and keep the indemnifying person reasonably informed, in the participation or defense of any such matter. The indemnifying person will not settle or compromise any such pending matter, without the prior written consent of the indemnified person, which consent shall not be unreasonably withheld. If the indemnifying person does not elect to assume and direct the defense of such matter, the indemnified person shall defend such matter in a competent and diligent manner and may settle or compromise such pending matter, upon receiving the prior written consent of the indemnifying party, which consent shall not be unreasonably withheld.

SECTION 9.5  PROCEDURE FOR DIRECT CLAIMS
             ---------------------------

             An indemnified person shall give prompt written notice, to an indemnifying person of any claim it may have for indemnification under this
Article IX, specifying with particularity the facts underlying the claim; provided, however, that any failure to give such notice, shall not relieve the
--------  -------
indemnifying person from liability thereunder to the extent such party is not prejudiced thereby, provided that such notice is given within any applicable survival period.

SECTION 9.6  GENERAL PROVISIONS RELATING TO REMEDIES AND INDEMNIFICATION
             -----------------------------------------------------------

             9.6.1 (a) Neither Cyprus Amax nor Specialty shall be required to make any payments pursuant to Articles V or IX (these being the only Articles in addition to Article II, pursuant to which payment may be required hereunder) relating to breach of a representation or warranty unless and until the aggregate amount of all Losses for breach of representations and warranties shall exceed $4 million, as to which Cyprus Amax and Specialty shall thereafter be responsible only for the excess of the aggregate of such Losses over $4 million (the "Deductible"). The Deductible, however, shall not be applicable to breaches of Sections 3.2.7, 3.2.8 or 3.2.22(b).

             (b) The maximum aggregate amount recoverable hereunder from Cyprus Amax or Specialty for breaches of all representations or warranties shall be $100 million, provided that (i) as to a breach or breaches of Sections 3.2.7,
3.2.8 and 3.2.20 (the "Primary Sections"), such aggregate limit shall be (x) the Purchase Price, less (y) all other indemnified Losses from breaches of all other representations and warranties other than the Primary Sections; and provided further that (ii) as to a breach or breaches of Section 3.2.22(b), the aggregate limit shall be (x) $183 million, less (y) all indemnified Losses from breaches of representations and warranties under all Sections other than Section 3.2.22(b).

             9.6.2 No party shall have any obligation to indemnify a party for any Losses to the extent they represent the cost of repairs, replacements or improvements which enhance the value of the repaired, replaced or improved asset above its value on the Closing Date.

             9.6.3 No party shall bring a claim or be entitled to indemnification with respect to any acts, omissions or circumstances resulting in a breach of any representation, warranty, covenant or agreement, which acts, omissions or circumstances it had actual knowledge of on or before the Closing Date. Except as provided in Section 6.1.1, the foregoing provisions shall not limit any claims or entitlement of Buyer for indemnification with respect to any such acts, omissions or circumstances of which Cyprus Amax had Knowledge of on or before the date hereof.

          9.6.4 An indemnifying Person shall have no obligation to indemnify an indemnified Person or otherwise have liability to an indemnified Person for consequential damages, incidental damages or similar items except with respect to Losses incurred by an indemnified Person pursuant to an award in favor of a third party.

          9.6.5 An indemnified Person shall take all reasonable steps to mitigate all indemnifiable Losses upon and after becoming aware of any event which could reasonably be expected to give rise to any Losses that are indemnifiable hereunder.

          9.6.6 (a) Each party's Losses shall be reduced by any realizable federal and state income tax reductions or other benefits which are available in connection with the Losses, after giving effect to any tax detriment to the indemnified party arising from the receipt of the indemnification payment with respect to such Losses.

          9.6.7 If any Loss is covered by insurance or subject to other third party recoveries (collectively, "Third Party Rights"), Buyer shall use commercially reasonable efforts to recover or cause the Company to recover, the amount of coverage or claim from the insurer or such third party, which recovery (after deduction of costs of collection) shall reduce Losses hereunder. Buyer agrees to assign or cause the Company to recover, all Third Party Rights to Cyprus Amax and to appoint Cyprus Amax as its limited agent and attorney-in-fact for seeking such recovery to the extent Buyer fails to recover, does not timely proceed with recovery actions, or obtains excess recovery with respect thereto, and to cooperate with Cyprus Amax in the collection thereof. Such appointment as limited agent and attorney-in-fact is coupled with an interest and is irrevocable. To the extent that Cyprus Amax or Specialty on the one hand, or Buyer or the Company on the other hand, discharges any claim for indemnification hereunder, it shall be subrogated to all related rights of the other party against third parties.

SECTION 9.7  EXCLUSIVE NATURE
             ----------------

          9.7.1 The indemnification provisions of Articles V and IX and the applicable provisions of the Tax Sharing and Indemnification Agreement shall be the exclusive remedy against Cyprus Amax, Specialty, Buyer and its Affiliates and their officers, directors, employees, shareholders, partners, Affiliates, agents or representatives, following the Closing for any breaches or alleged breaches of any representation, warranty or other provision of this Agreement or the transactions contemplated hereby except for non-monetary remedies being sought with respect to the breach of the non-competition provisions of Section
4.2.5 or any other agreement
or covenant contained herein which requires performance on or after Closing and except for matters arising from the fraud of Cyprus Amax or Specialty. No party shall have any right to setoff any claims hereunder against any payments to be made by such party to another party pursuant to this Agreement or otherwise.

          9.7.2 Each of the parties hereto, on behalf of itself and its officers, directors, employees, shareholders, partners, Affiliates, agents or representatives (collectively, such party's "Representatives") agrees not to bring any actions or proceedings, at law, in equity, in tort or otherwise, against any other party or its Representatives, in respect of any breaches or alleged breaches of any representation, warranty or other provision of this Agreement, except pursuant to and subject to the express provisions of Articles V and IX, including, without limitation, Section 9.7.1.


                                   ARTICLE X

                                  TERMINATION

SECTION 10.1  TERMINATION
              -----------

             This Agreement may be terminated prior to the Closing as follows:

             10.1.1  Mutual Consent.  Upon the mutual written consent of the
                     --------------
parties;

             10.1.2  Litigation.  By Cyprus Amax or Buyer if a final non-
                     ----------
appealable injunction or other order shall have been issued by a Governmental Authority, which restrains or otherwise makes unlawful the consummation of the transactions contemplated by this Agreement or by Buyer if a final non-appealable order shall have been issued by a Government Authority which prohibits or limits materially the ownership or operation by Buyer of all or any material portion of the business or assets of the Company;

             10.1.3  Conditions to Buyer's Obligations not Met.  By Buyer if
                     -----------------------------------------
any of the conditions provided in Section 6.1 shall not have been satisfied, complied with or performed, in any material respect, on or before December 31, 1998, or if the Cyprus Amax's Bring Down Certificate reflects such a failure at the time of delivery, and Buyer has not waived, in writing, such failure of satisfaction, noncompliance or nonperformance; or

             10.1.4  Conditions to Cyprus Amax's, Specialty's and the Company's
                     ----------------------------------------------------------
Obligations not Met.  By Cyprus Amax, Specialty and the Company if any of the
-------------------
conditions provided in Section 6.2 shall not have been satisfied, complied with or performed, in any material respect, on or before December 31, 1998, or if the Buyer's Bring Down Certificate reflects such a failure at the time of delivery, and Cyprus

Amax, Specialty and the Company have not waived, in writing, such failure of satisfaction, noncompliance or nonperformance.

SECTION 10.2  EFFECT OF TERMINATION
              ---------------------

          In the event of termination of this Agreement, this Agreement and the proposed transactions contemplated hereunder shall terminate and, except as provided in the following sentence, each party hereto shall have no further obligation or liability hereunder. Except as provided in Section 6.1.1, nothing in this Section 10.2 shall relieve any party from any liability for any breach of this Agreement.


                                   ARTICLE XI

                                 MISCELLANEOUS

SECTION 11.1  COMPANY NAME
              ------------

          As soon as practicable after the Closing, but in no event later than sixty (60) days after the Closing, Buyer shall remove or cause to be removed the names, marks and identifications heretofore used by Cyprus Amax and the Company and all variations and derivatives thereof and logos (including the logo of "C" with two lions) relating thereto from the properties of the Company to the extent they include the word "Cyprus, AMAX or Cyprus AMAX."; provided, however that the Company shall have the right to use the phrase "Formerly Cyprus Foote Mineral Company" or any substantially similar phrase for a period of one (1) year from the Closing.

SECTION 11.2  ENTIRE AGREEMENT
              ----------------

          This Agreement and the Related Agreements constitute the entire agreement between the parties and supersedes any and all other prior or contemporaneous understandings, negotiations or agreements between the parties relating to the transactions contemplated hereby, and shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives.

SECTION 11.3  AMENDMENTS
              ----------

          Any amendment, supplement, variation, alteration or modification to this Agreement must be made in writing and duly executed by an authorized representative or agent of each of the parties hereto.

SECTION 11.4  SEVERABILITY
              ------------

          Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any other jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, each party hereby waives any law which renders any provision hereof prohibited or unenforceable in any respect.

SECTION 11.5  COUNTERPARTS
              ------------

          This Agreement may be executed in counterparts, each of which shall be deemed to be an original, and all such counterparts shall be deemed to constitute one and the same instrument.

SECTION 11.6  NO WAIVER
              ---------

          The failure in any one or more instances of a party to insist upon performance of any of the terms, covenants or conditions of this Agreement, to exercise any right or privilege in this Agreement conferred, or to waive any breach of any of the terms, covenants or conditions of this Agreement, shall not be construed as a subsequent waiver of any such terms, covenants, conditions, rights or privileges, but the same shall continue and remain in full force and effect as if no such forbearance or waiver had occurred. No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party.

SECTION 11.7  ASSIGNMENT
              ----------

          This Agreement and all the rights and obligations granted hereby shall bind and inure to the benefit of the parties hereto and their respective successors and assigns, it being expressly agreed that this Agreement shall not be assigned nor shall any rights or obligations arising hereunder be transferred by one party without the prior written consent of the other party, provided that Buyer may assign its rights hereunder to any Affiliate of Buyer, provided that Buyer, in an agreement reasonably satisfactory to Cyprus Amax, agrees to remain fully responsible with respect to the liabilities and obligations of Buyer hereunder.

SECTION 11.8  FEES, COSTS AND EXPENSES
              ------------------------

          Except as otherwise provided herein, each party shall be responsible for its own fees, costs and expenses incurred by it in connection with this Agreement and the transactions contemplated hereby.

SECTION 11.9  THIRD PARTY BENEFICIARIES
              -------------------------

          Nothing in this Agreement is intended to create, nor shall anything in the Agreement be deemed to create or have created, any third party beneficiary rights.

SECTION 11.10  CONSTRUCTION
               ------------

          In this Agreement, (a) references to this Agreement shall include all attachments hereto, and (b) words importing the singular shall include the plural and vice versa, and words importing a gender shall include other genders. Regardless of whether or not expressly stated in each circumstance, Buyer and the Company, jointly and severally, agree that upon Closing, each shall be fully liable and responsible for any and all liabilities and obligations of any nature of the other, arising under this Agreement, including under the Related Agreements.

SECTION 11.11  TABLE OF CONTENTS AND HEADINGS
               ------------------------------

          The table of contents and descriptive section headings contained in this Agreement are for convenience of reference only and shall not control or effect the meaning or construction of any provision of this Agreement.

SECTION 11.12  NOTICES
               -------

          All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given when personally delivered, or two (2) business day after sending via Federal Express or similar overnight courier service, or when receipt is confirmed when sent by facsimile. Such notices or other communications shall be sent to the following addresses, unless other addresses are subsequently specified in writing:

          Buyer (and the Company after the Closing):
          -----------------------------------------

          Foote Acquisition Corporation
          c/o Dynamit Nobel Holdings, Inc.
          520 Madison Avenue, 28th Floor
          New York, New York  10020
          Attention:  Arthur Taylor
          Tel. No.:  (212) 715-5215
          Fax No.:  (212) 826-9042

          With a copy to:

          Kaye, Scholer, Fierman, Hays & Handler, LLP
          1999 Avenue of the Stars, 16th Floor
          Los Angeles, California  90067
          Attention:  Barry L. Dastin
          Fax No.:  (310) 788-1200
          Tel. No.: (310) 788-1000

          Cyprus Amax, Specialty (and the Company prior to the Closing):
          -------------------------------------------------------------

          c/o Cyprus Amax Minerals Company
          9100 East Mineral Circle
          Englewood, CO  80112
          Attention: Philip Wolf, Senior Vice President
                     and General Counsel
          Fax No.:  (303) 643-5269
          Tel. No.:  (303) 643-5084

          With a copy to:

          McDermott, Will & Emery
          227 West Monroe Street
          Chicago, IL  60606
          Attention:  Grant A. Bagan
          Fax No.:  (312) 984-3669
          Tel. No.:  (312) 984-7567

SECTION 11.13  GOVERNING LAW; JURISDICTION
               ---------------------------

          THIS AGREEMENT SHALL BE GOVERNED BY AND CONTROLLED AS TO ITS VALIDITY, ENFORCEMENT, INTERPRETATION, CONSTRUCTION, EFFECT AND IN ALL OTHER RESPECTS BY THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO ANY CHOICE OR CONFLICT OF LAW PROVISION OR RULE THEREOF) APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN THAT STATE. ALL DISPUTES, LEGAL ACTIONS, SUITS AND PROCEEDINGS WHICH, IN WHOLE OR IN PART, ARISE OUT OF OR RELATE TO THIS AGREEMENT SHALL BE BROUGHT IN A STATE OR FEDERAL DISTRICT COURT LOCATED IN NEW YORK, NEW YORK.
EACH PARTY HEREBY CONSENTS TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL DISTRICT COURTS IN NEW YORK, NEW YORK. EACH PARTY HEREBY IRREVOCABLY WAIVES ALL CLAIMS OR DEFENSES OF LACK OF JURISDICTION OR OF IMMUNITY FROM JURISDICTION, AND ANY RIGHT TO OBJECT ON THE BASIS THAT ANY DISPUTE, ACTION, SUIT OR PROCEEDING

BROUGHT IN THE STATE OR FEDERAL DISTRICT COURT OF NEW YORK, NEW YORK

HAS BEEN BROUGHT IN AN IMPROPER OR INCONVENIENT VENUE OR FORUM. THIS PROVISION ON CHOICE OF LAW AND JURISDICTION SHALL NEITHER GOVERN NOR AFFECT CHOICE OF LAW OR JURISDICTION PERTINENT TO CLAIMS AGAINST PERSONS NOT A PARTY TO THIS AGREEMENT.

                          *            *            *

   IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

Attest:                           CYPRUS AMAX MINERALS COMPANY


/s/ D.E. Huffman                  By: /s/ John Taraba
----------------------               --------------------------
                                          Name: J. Taraba
                                          Title: V.P.



Attest:                           CYPRUS FOOTE MINERAL COMPANY





/s/ D.E. Huffman                  By: /s/ P.C. Wolf
----------------------               --------------------------
                                          Name: P.C. Wolf
                                          Title: Sr. V.P.



Attest:                  CYPRUS SPECIALTY METALS COMPANY




/s/ D.E. Huffman                  By: /s/ P.C. Wolf
----------------------               --------------------------
                                          Name: P.C. Wolf
                                          Title: Sr. V.P.



Attest:                  FOOTE ACQUISITION CORPORATION



/s/ Arthur G. Taylor              By: /s/ M. Latsch
----------------------               --------------------------
                                          Name:
                                          Title:

                                   ANNEX A-1


                                 Corey Bromley
                                Chris L. Crowl
                                  Les Darling
                                David Flemming
                                  Mike Kegley
                                 Brian Miller
                                  John Taraba
                                  Philip Wolf
                                  Ron France
                                  P.J. Seaman
                                  E. Arteaga
                                   Mark Cook
                                James Sanderson
                                   S. Watson
                               Bradley Hamilton

                                   ANNEX A-2

                           Chemetall Knowledge List



(1)  Jurgen Deberitz, Ph.D.

(2)  Jurgen Faesel, Ph.D.

(3)  Helmut Fuhrmann

(4)  Helmut Ley

(5)  Phil Kelly

(6)  Michael Latsch

(7)  Clemens Rollman

(8)  Thomas McKeever

                                    ANNEX B


     A. Working Capital Computation: Current Assets and Current Liabilities to be Reflected; Computation as of December 31, 1997.

                           (in thousands of dollars)

          Accounts Receivable               $11,517
          Inventory                          30,748
          Prepaid Expenses                      577
                                            -------

               Total Current Assets         $42,842


          Accounts Payable                  $ 3,600
          Accrued Liabilities                 3,431
          Taxes Payable                          10
                                            -------

               Total Current Liabilities    $ 7,041

          Working Capital                   $35,801
                                            =======

     B.    Book Value Computation

                           (in thousands of dollars)

          Total Assets                     $151,107
          Total Liabilities                  14,525
                                           --------
          Book Value                        136,582
                                           ========

     C.    Principles to be Applied.

     All positive and negative cash balances to be excluded;

     All intercompany accounts to be excluded;

     No accruals, reserves or similar amounts shall be reflected for contingent liabilities, Environmental Matters (including, without limitation, reclamation);

     No liabilities for Taxes (as defined in the Tax Sharing and Indemnification Agreement), other than property taxes, employment taxes, payroll taxes and employee wage withholding taxes;


     No amortization, depletion or depreciation shall be reflected for periods after December 31, 1997; and

     All accounts shall be valued based upon consistent application of past practices as reflected in the 1997 Balance Sheet, except as noted on the Financial Statements or this Annex B.